Exhibit 99.1
Final Transcript
Conference Call Transcript
SAFM — Sanderson Farms Investor Day
Event Date/Time: Oct 29, 2009 / 01:00PM GMT

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
C O R P O R A T E  P A R T I C I P A N T S
Joe Sanderson
Sanderson Farms Inc. — Chairman and Chief Executive Officer
Tim Brusnahan
Richard A. Brock & Associates — Vice President
Blair Snyder
Agri Stats — President
Lampkin Butts
Sanderson Farms — President and COO
Mike Cockrell
Sanderson Farms — Treasurer and CFO
C O N F E R E N C E  C A L L  P A R T I C I P A N T S
Christine McCracken
FTN Financial — Analyst
P R E S E N T A T I O N

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Good morning. Can you hear me now? Well, you look well fed. Welcome, everyone, to Sanderson Farms’ first Investor Conference. We are delighted to have all of you here. You flatter us with your presence. We appreciate very much your accepting our invitation to join us and we look forward to this day and this morning, and we hope to have some information for you and make your time worthwhile here.
Our schedule this morning is to have two speakers and then take a ten minute break, and then the Company will make its presentation. Our first speaker this morning will be Tim Brusnahan. Tim is Vice President of consulting and a Principal of Richard A. Brock & Associates, a commodity trading advisor and commodity pool operator that provides commodity price forecasting, research analysis, hedging and procurement strategies for farm producers and dairy producers as well as for end users of hedgeable and non-hedgeable commodities.
Richard Brock & Associates serves as an advisor to many of the nation’s largest farm operations, agribusiness firms, financial institutions and Fortune 500 companies. Sanderson Farms has had an affiliation with Brock & Associates for ten years.
In addition to providing a supervisory role to other consultants of the firm, Mr. Brusnahan personally works with over 75 farm producers that range from 500 acres to 30,000 acres in over 20 states and dairy producers that milk in excess of 25,000 cows, advising them of their marketing to maximize their operation’s revenue potential.
In addition, Mr. Brusnahan has had a key role in developing hedging programs and implementation of procurement strategies for large, agribusiness firms. Prior to his employment with Brock & Associates, Tim was registered as an Associated Person with Gerstenberg & Company, a commodity retail firm in Chicago.
Tim was raised on a grain and livestock farm in Northern Indiana and currently lives in Sherwood, Wisconsin. His wife, Lynn, is a Ph.D. and assistant professor at the University of St. Thomas in St. Paul, Minnesota. They have two sons and a daughter. Tim enjoys traveling, skiing, camping and mountain bike riding.
Tim is a confidant of Sanderson Farms and I speak with him as well as Mike and Lampkin and Steve Weathersby weekly, sometimes every day, sometimes once or twice a week. We appreciate his wise counsel. He is thorough and we are grateful that he has taken time out of his schedule to join us here today.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
I would like for this time while Tim is here to be informal. And as he makes his presentation, if you would like to ask questions, if you would raise your hand, Tim will respond to that. We want it to be like he is making a presentation as he does a couple times here to Sanderson Farms.
So, Tim, welcome.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Thank you, Joe. I have had a great relationship with Sanderson Farms and relative to Joe’s introduction, sometime that mountain bike part over the last couple years comes in handy as far as my weekend therapy since the markets have been more than challenging for not just companies like Sanderson Farms, but anybody that’s out there trying to buy or sell any type of commodity over the last couple years.
So, I’m due for a new mountain bike. I’ve put about 4,000 miles on the one that I have, so maybe now that things have calmed down I can get a different bike. We’re going to move right into my presentation. And the biggest part of the challenge at the moment is just the harvest itself. When Joe asked me to do this, I had no idea we were going to be in this spot with so much of the crop still in the field.
There is a lot of the crop, but it’s not all that bad. I mean, the media and the news services have to put a product out. And for the most part there are some problems. There’s problems not far from where we sit right now, but there will be some acres that will get abandoned.
North Dakota, if you look at this past week, crop progress, most of their corn never even matured, so that’s a problem. And it may end up being just okay for them as long as they have multi-peril insurance so for the most part the harvests or delay of harvests is a good and bad thing.
I’m going to go through and it’s always kind of our protocol to review what we call the elements of procurement program. The beauty of working with a company like Sanderson farms is they really understand an they get to what I think is the essential part of understanding and doing a good job with commodity procurement.
I’ve worked with a lot of other different companies. They really struggle with the emotion, they struggle with the decision making and the constant battle of trying to decide so we buy corn today or do we buy corn next week? And then I’ll talk a little bit about what we see further down the road.
Just a real quick, seems like forever since the October crop report, almost 40 days and 40 nights of constant rain throughout the Midwest. We have had a lot of rain so we’re at a point where I think, and especially for those of you, you are familiar with USDA’s monthly reporting system. The yield estimate that they came out with at 164 is probably the benchmark yield and we’re probably going to see that yield decline as we move through the balance of the harvest and we get further USDA estimates.
What it is I don’t think anybody right now really knows. Some of this corn crop, like I said, is good. Some of it’s not so good. So, but I think the bottom line is the October estimate is probably more of a benchmark that a crop yield that’s going to get bigger.
The carryover is probably going to be reduced as well. We can see probably up to 400 million bushels disappear — maybe 600 million. Soy beans, this is the commodity that has taken a big leap and I’ll show you hear in a few minutes another slide. The yield estimate is actually very impressive. We’re hearing some very, very high yield estimates even out at the double-crop acres of Western Kentucky, Southern Illinois, Missouri.
Usually on an annual basis, we have about 8 million acres of double-crop soy beans. Normally they yield about 30 bushels an acre, but this year we’re somewhere in the 50. We’ve even heard as high as 65 to 70 bushels in parts of Western Kentucky.
And this is all in your handout material. Everyone should have got one on their way in. Your handout has last week’s crop progress. To give you a fast forward a little bit, the corn maturity is not 90% but the corn harvest is only 20%. So we only progressed 3% to here this past week — not a lot of progress.
And to be real honest, is just an estimate on my part that we probably need five to eight field days in the upper Midwest to finish soybean harvest. So here it is — we sit here today, October 29th and the bulk of the corn harvest probably won’t get started for at least another week of actual field time. And I would doubt very much that hardly anybody’s in the field today nationwide other than maybe Ohio. It looks like rain just about everywhere.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Soybeans are the same way. There are some areas of the country where soybean harvest has moved along quite well. Ohio has done a great job. Last year, they had a crop disaster throughout most of Western Ohio; this year their yields are practically double.
So if you average them two together, they’ve done well these last two years, but last year they really did pretty poorly. But soybean harvest, like I said, probably needs another five to six field days to complete. This past week USDA estimated that we were 44% complete.
Moving right along, this is where my conversations with the gentleman up here in the front really take an interesting role. And it’s always good to take a step back and review what our real goals here are. So we’ve developed this system and used for many years. I’ve had the luxury and the pleasure to work with a lot of great companies.
And so, a lot of this is our philosophy. We haven’t really changed it over time, but we start out every year developing a fundamental forecast. We develop then a purchasing plan, we track the results, which is a service that Sanderson uses from Agri Stats, and then we try to manage our emotion. I can probably share a few stories working with these fellows from a year ago. The emotions part can be one of the most difficult part in making a purchasing decision.
We start out by using supply and demand balance sheets, probably not anything new. It’s an old form of analysis. Sometimes fundamentals do matter. It seems like the last couple years they haven’t had quite as much impact. There’s always been other things that have come along the way. But we do use our balance sheet; we’ll get into that towards the back part of my presentation.
The disadvantages of fundamental analysis is there’s constantly change. And like I just said, we’re probably not at 164 bushel crop nationwide for corn. We’re at the point we need to see more of the harvest before we can really come up with a solid estimate of what the national crop yield might be.
Fundamentals always don’t impact prices. And fundamentals do not always help in actually making the decision to buy today or tomorrow. Our primary goal in procurement is to over the course of a year — and I think we’ve all learned that last year buying a full year worth of corn isn’t a good idea. But other companies managed to do that. Our philosophy is to spread out your purchases. We’re never 100% sure that corn is going to go up from whatever given moment in time. So, we try and spread out our decision making.
There’s been times where we have been extremely aggressive, other times where we have not. So, we try and spread out. Our basic goal is to buy below the average to as much as possible in the bottom one-third. For our crop farmers it’s just the opposite, try and sell as much as possible in the upper half to the upper one-third.
This is where a procurement program can get a little challenging and emotional. Someone has to make the call, and that’s the benefit that Sanderson Farms really has. At the end of the day, each one of these fellows brings unique experience and talents to my role of providing analysis and advice. And the end of the day, I think we all know this; Joe makes the call, and he welcomes that. Sometimes Lampkin’s around, if we can’t find Joe and we may make a smaller decision, but that’s the benefit.
Procurement doesn’t work in a committee approach. It may work fine in a church or a community organization, but when it comes to the feed bill someone has to make the decision, and those aren’t always very easy to make. I’ve sat in their office and conference room and I think we’ve all looked in each others’ eyes and shook our head and rolled our eyes a couple times on some of the decisions that we were having to make. But those are the decisions that have to get made.
We try develop two strategies, strategy A and strategy B. Strategy A is if our goal is to buy corn at $4 or lower as long as the fundamentals remain in tact that allows us to do that, we stay with strategy A. If something changes, that’s my responsibility to call Sanderson Farms, tell them that the fundamentals have changed, we’re not going to be able to buy corn at $4 or less. This is our new price that we have to work with.
Risk bearing ability, everyone’s different, no two people are the same, no two companies are the same. VeraSun should have thought through just a little bit more what they were doing last year. That was their call. Why they thought they had to buy a year’s worth of corn at $7 I have no idea. It was the last decision they made, though, as everyone here knows.
And it’s surprising; everyone looks at risk management, procurement differently. My boss and the chairman of VeraSun probably drank 20 gallons of coffee together in a snow bound hotel in South Dakota months before that happened. And nothing happened. You’d of thought that we would have had the opportunity to try and help that company but it didn’t happen. So everyone else knows the rest of the story.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
You try and avoid emotional decisions. Greed and wishful thinking is an awful enemy when it comes to procurement and commodity trade. When we evaluate the performance, like I said earlier, it’s always good to take a step back, use your procurement results as a tool for their executive community to discuss. Agri Stats provides a great service of evaluating past results. You have to learn from your past decisions. If there were mistakes made, don’t make them twice.
I put this little chart up because when we try and educate farmers in the marketing world it’s basically the same, hope, greed and fear. The US housing market right now is in a hope, greed and fear. And you can ask these fellows when the question-and-answer comes up how many times we went through this hope, greed and fear a year ago.
So, whether you understand fundamental analysis or can stay focused on your target of trying to buy below a price forecast, most everyone here in this room goes through some phase of hope, greed and fear. We just don’t want to be caught up too much in the fear stage.
Chances are that’s where VeraSun was, they feared corn was going to go $10, $12 a bushel, something like that. I think this is something that applies to this company a lot. Everyone knows who said it. It does make a lot of sense for everyone from the New York community. I think this hits home. And it means a lot to risk management — it means an awful lot.
I’m not going to say a lot about index funds. There’s a little bit more information in the Brock report that I think everyone has. There’s such a thing as called a Commitment of Traders for each commodity. And the index funds there’s a relatively new element to the commodity world for — if anyone has more interest in knowing more about the index funds, we do a monthly electronic program or a seminar that we cover the index funds role in the commodity world a little more in depth. But it is a relatively new feature to commodity.
This is just to give you an example of the amount of open interest. And if you see up here the one commodity that I like the most, soybean meal, it’s not up on that chart so I do kind of have a bias that the index funds have made procurement a little bit more challenging. Soybean meal isn’t one of those, which I really like that we don’t have the influence. A lot of people don’t know what soybean meal is. So, that’s why the index funds I think tried to stay away from it.
It’s a little bit of a problem in wheat. Soft bread winter wheat is the contract traded in Chicago. The index funds trade a huge amount of the actual production of soft red winter wheat. Hard bread winter wheat is the number one wheat commodity from a production standpoint. Why they don’t trade hard bread, they trade it off the Kansas City, I don’t know. It’s probably because it’s less liquid that the soft red. But as you can see, the index funds have a major, major role in the price of soft red winter wheat.
Let’s get into supply and demand. Like I said, we’re about to make some changes to our fundamental forecast for corn. We realize that 164 bushels is too low — or I’m sorry, too high, that it’s going to have to come down. And this is all going to be sorted out in the cash market. Some areas are going to have very good yield, have good quality corn.
Forget who it was last night, somebody here asked me, I think it was Lampkin, that years ago you used to be able to buy a lot of corn screens out of the LA Gulf. Chances are this is quality of corn crop that’s going to create a lot more screening because it’s going to get broken up. The more farmers and elevators handle this crop, it’s going to develop fines and screening.
Normally those screenings have to get sold to somebody, so somebody from a regional standpoint, like (inaudible) feed mills here in the south will get the bulk of that. But that product will not go back north, no way. We haven’t had that for a long time.
If you’d asked me six weeks ago what we thought next year’s corn acres were going to be, we probably would have said a little bit more than our 87 million estimate today. Chances are we’re going to go through a period of time and this is going to be a decision that we have to make at some point, just like this market has built in a weather premium for delayed harvest. It’s going to make another weather premium sometime next spring since the market’s going to be so super sensitive to getting this crop planted well.
So these fundamentals are going to change quite a little bit once we get further into the harvest. The corn yield, the thing I think everyone needs to be reminded of when they see this chart is that the genetic improvement has vastly improved yield potential, not just in a small way but in a fairly large way.
You can see up there that we haven’t had a below trend line yield for a long, long time. A farmer’s worst enemy is not drought anymore because of genetic improvements. You can basically count way back to 1988 which was the last major drought. The other years of below trend line yield were mostly too wet versus drought. So the genetic improvement has built itself into the national yield trend.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
There have been some studies out of that and we’ll have to keep this in mind. This crop was on a fairly good track for even a higher yield estimate if we just had a little bit warmer weather during the summer. Because of genetic improvement, if we can ever get a crop planted with the conditions we had in 2004, there are some estimates that national yields could climb as high as 170, 175. But we’re just not there yet.
Everybody has to remember that every farm operation is different. Not everybody has the high technology. Not everybody has 36-row corn plants. But I can tell you right now from my farmer client standpoint they’re all looking for a bigger planter. What they want to do is they want to shorten the window of planting. It’s not so much how many combines you have.
Right now, they don’t have enough drying capacity. But if they can shorten that planting window from ten days to six days, that’s a huge advantage for them. And we’re probably going to see that here in the next year or two.
So we’ll go through some of these here pretty quickly. Harvested acres will probably come down a little bit. Like I said, for a North Dakota corn producer they only raise about 1.5 million acres. They may be better off it happens it never matured to take their multi-peril and destroy the crop some way, somehow. 1.5 million isn’t going to change the overall supply and demand picture, but it is obviously if you’re one of those grain producers in that area — that is a big deal.
All of these are about to come down. We may not know a true reading of individual state estimates until maybe even after the January crop report. Some of the very large farms in Western Minnesota, Northern Nebraska, Northern Iowa, they’re on-farm drawing capacity is so small that I have one 6,000 acre corn producer. He believes it’s going to take him 70 days to dry his crop. So even if he got in the field today, just advance that 70 days. So, he’ll be out there in January.

Unidentified Audience Member
(inaudible question — microphone inaccessible)

Tim Brusnahan - Richard A. Brock & Associates — Vice President
It’s about a nickel a point. So if he has a 30% crop — 30% moisture, it’s going to cost a ton of money, about $150 an acre. He has to get it down to at least 18% before he can take it to the elevator because the elevator basically wants 15% moisture.
So, there’s a chart in here on net farm income. It’s going to be down for this year and it’s also going to be down for the areas of the country where farmers have a very, very wet crop because it’s going to cost them. It’s better than taking to the elevator and getting $1.80 a bushel for it because that’s what the elevator would net out.
Chances are Nebraska has the least reduction potential here and Kansas. Ohio should also stay pretty close to the October numbers, but most of these other states are all going to change. And like I said, USDA might not have a good handle on this even in the January report.
This is where we are percent change. Right now our usage, USDA continues to ratchet up fee consumption. It’s a little bit of a misleading estimate especially with the cattle inventory at 36-year lows, the hog industry slightly reducing, the dairy industry has reduced their count numbers. But nevertheless, this is actually a target that we do have to monitor.
The theory behind how USDA does their feed estimate is they basically can forecast their export. They now know basically what the ethanol industry uses. Feed, seed and industrial use is pretty standard; it doesn’t change a whole lot. And so, then they assume that everything else goes to feed. That’s how they come up with their feed estimate. So feed estimate is both a little bit quantitative and qualitative, but at the same time they have increased.
And to a degree, because this crop is wet, a wet corn crop translates into more starch, less protein. So there’s going to be a lot of testing of this crop all through the nation, from Sanderson Farms, from everybody else, the ethanol companies. The ethanol companies are taking a little bit of wet corn. It’s just enough old crop, dry corn that they can commingle and mix it up. But there will be some challengers relative to good quality corn. There probably might be a lot of number three corn around the country this year. And this is not going to be a crop that farmers are going to want to keep in the bin for very long.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Six weeks ago if you told me because the price was much lower than where it is today, I would have said farmers would put it in the bin and not think about marketing their crop until next July or August. Now, given the conditions of this crop, this probably isn’t a crop that they want to leave in the bin for very long. So, we may see a push of bushels into the pipeline more sooner than we had thought six weeks ago.
Most everyone here has seen these estimates before. Ethanol is what we call second generation, already with Valero moving in and buying the VeraSun assets. They are now much more competitive than originally. The very first phase of ethanol they made a lot of money. The margins were unbelievably good. They expanded after they made a ton of money for a while, and then all of a sudden here comes $6, $7, $8 corn and the margins weren’t so favorable.
Here’s like I said, food, see and industrial use, pretty much stays the same. I don’t know if you fellows remember this chart, Joe. I showed this chart to the executive team maybe two to three years ago and I think it was shortly after the Georgia facility opened that at some point in time this is a chart that we’re going to have to keep an eye on because three years ago Kentucky, Ohio, Indiana and Michigan were all zero. There was no ethanol plant in the eastern corn belt.
So the significance of this is the pie — the pie of corn gets smaller, especially in the Eastern Corn Belt. Help me out. Half the broilers are east of Mississippi, or is it two-thirds? Half the egg layers are east of the Mississippi. The poultry industry is by far now one of the largest users of corn. So, the significance of this is not so much ethanol being a new demand but basis.
In Ohio last year, Ohio normally is about a 25 under to the farm basis market; they had a short crop. They went from 25 under to 25 over in six to eight weeks just because those ethanol plants flipped the switch and farmers didn’t have quite as much corn.
So somewhere along the way basis will be more challenging in the Eastern Corn Belt. Let’s focus on Iowa for example. Iowa has always been the residual supplier of corn to everywhere else in the nation that came up a little short. Now Iowa is a state that’s mostly self sufficient. All the corn that’s grown in Iowa, stays in Iowa, not too much comes down the pipeline.
Look at Illinois. Illinois is not the residual supplier of corn. They have about 12 million to 12.5 million acres. This year it’s a wet crop. The northern part of — well, probably the northern two-thirds of Illinois is very, very slow in their harvest process. There will be a lot of corn.
Q U E S T I O N  A N D  A N S W E R

Unidentified Audience Member
(Inaudible question — microphone inaccessible)

Tim Brusnahan - Richard A. Brock & Associates — Vice President
It’s improved. It really has.

Unidentified Speaker
(Inaudible question — microphone inaccessible).

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Christine’s question was what about basis right now? And it has been quite strong only because farmers still have it in the field and can’t get it out. We’re basically living off of the remains of last year’s old crop. And we’re starting to get more and more harvest in all the time but Joe’s response is absolutely. Basis is quite a little bit stronger than we normally see.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
These other states, North Dakota and South Dakota, another little challenge that the ethanol plants may have is because some of this corn has been exposed to fungus and disease, some of the ethanol plants may have to slow their grind down a little bit, mainly because of their challenge of getting rid of the byproduct.
The byproduct that comes out of making or manufacturing ethanol can’t sit for very long or it’s going to decompose. So, this product has to go. It’s a valued commodity just like all the slaughter process of poultry or hogs. You try and add the value to everything whether it’s wheat milling or corn milling. So some of these plants, in areas where the corn is really wet, they actually may have to slow their grind down a little bit.
Nebraska for the most part, there’s only one or two spots that have a little bit of a problem in Nebraska. Most of south of Interstate 80 has a phenomenal crop; 70 bushel beans, 220, 230 bushel corn. It’s just the northern part that’s a little wet.
This may be a little hard to see; you can look in your handout material. This is basically when everybody decided to jump into ethanol production. That’s where the next hundreds plants came from. When they saw these margins get up that high, a lot of ethanol companies went to town, went to the bank, sat down, drew up a plan and boom, next thing they new they had a hole dug and steel went up.
It was one of the most amazing sights to see how fast this industry came out of nowhere. And then all the sudden the issue became what are we going to do with 12 billion gallons of ethanol. This is just another way of looking at the profitability. Profit has improved quite a bit and the issue is we’re sitting on — some people here probably know this better than I do. We have a lot of gasoline sitting around. So that creates demand for ethanol to blend. So, ethanol prices have come up.
Other than Valero, most ethanol producers aren’t responsible for the blending part of the mandate; you have to keep that in mind. A blender is the blender and ethanol producer is just an ethanol producer.
This December 1 corn stock, chances are, December is only 32 days away, so when USDA takes these surveys chances are it’s going to come down because part of it’s still in the field. There may be 40% or 50% of the corn crops still in the field in 30 days. So when we get the December 1 corn stock at the end of December, but the data is collected at the first of December, we may not really get too much.
Here’s our change in ending stock. I think this discussion came up last night, I forget who with. I know I got my share of food, so maybe my mind was on the local flavors than business. But this is a dramatic change in farm costs. And this is part of the reason why net farm income may be down a bit because some farmers in some areas of the country have a difficult time of controlling their emotions.
They bought very expensive fertilizer and the shocking part of this is we actually still have great crops and some farmers actually skipped on some of their inputs. That’s why we have some disease issues that maybe they didn’t get all their crops sprayed.
But now costs are down and that’s why we should see, as long as Mother Nature cooperates next spring, we should see an increase in corn acres somewhere probably in the plus 1 million to plus 2 million acres over this year. Because it’s so wet here in the south winter wheat is not getting planted. So, that’s another reason for more corn and soybean acres next year. It’s too wet.
Winter wheat planting usually stops in about two weeks. So, I doubt very much that many farmers here in the south even have an interest in trying to get soft red winter wheat planted. And besides, from a price standpoint a farmer can get a much better return in full season soybeans at current prices than he can new crop wheat.
The world, supply and demand obviously is going to change as USDA updates our production. China, for the most part, did have some dry conditions in one of their key areas, but relative to corn it’s not anything of major consequences.
Any questions before I move into soybeans? Yes?

Unidentified Audience Member
(Inaudible question — microphone inaccessible).

Tim Brusnahan - Richard A. Brock & Associates — Vice President

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
A higher blend? A higher blend? Christine’s question is EPAs decision on a higher blend and it is but I think we cheated by just going a little bit of the ways because we don’t know and no one else does what they’re really going to rule.
Nationally, I think it would be fine to go to a 15% blend. And I’m sure there is pros and cons on both sides, but chances are we’ll have to take whatever. We’re sticking with our 4.2 billion bushels for ethanol consumption. Some of the ethanol plants have actually taken another look at grain sorting because some of the southern plants, the quality of the grain sorting is actually better for them. So, there’s a lot of different things going on.

Unidentified Audience Member
(Inaudible question — microphone inaccessible).

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Steve’s question is our price forecast that we used at the bottom of our balance sheet, those were all updated the end of September when we believed pretty strongly that we did have a large crop that was going to come out of the field in a normal fashion. And plus those are based on what we call Central Illinois cash prices. So they’re not necessarily future’s cash price forecast.
In the cash market for corn even though this is all changing, traditionally the basis is 40 to 50 over on the East Coast, 20 to 30 under in the Midwest, 20 to 40 under in some other surplus areas. And then when you get out to California it’s usually $1 over. So, we use Central Illinois as kind of our main market area. And like I said earlier, Central Illinois or Illinois in general is kind of the residual supplier of corn where it sued to be Iowa.
Soybeans — give everyone a little history. These guys know quite well probably two years ago or three years ago I was on the phone with these guys probably ten times a week because I was just so fearful that we were going to lose a bushel of soybeans nationally. I want to say that was three years ago.
And so, we were developing the thought of getting fairly aggressive on soybean meal because one bushel change in soybeans nationally is a big deal. It can cut or add a couple hundred million bushels pretty quickly given where the cuts are.
This year — and if anyone’s ever attended any of the seed company’s programs — I didn’t believe it until I got out of the office and spend the time getting out in some fields, but the genetic improvement in soybeans is unbelievable. I’ve never seen a four bean pod in my life. And so, the genetic advancement is developing. If you look at the national or the linear trend towards soybean meals we expect this to accelerate in the next couple years.
Just like I said earlier, Ohio last year they had a 25 bushel to 30 bushel crop. This year they’re cutting 65 bushels, double-crop soybeans — 65 bushels in some areas. So it’s amazing and if you think about a soybean plant, soybean plant doesn’t have to be five feet tall to yield well. But if you add one more bean per pod, per plant, we’re talking about a big yield increase.
Going back to our planted acres, this actually could come up because of this wet weather we’re seeing and another decline in winter wheat planting for soft red. The soybean crush, I mentioned earlier that this is a corn crop that’s probably going to be high in starch, low in protein. So, there will be an element of challenge for Sanderson Farms and other feed companies to balance their rations, maybe add a little bit more soy.
Usually, the corn protein content is relatively small. It’s not a big, big deal, but if you take 1% or 2% out of a batch of corn you’ll have to make that protein back up. So that will be something that everybody in the industry has to monitor. This actually could come up a little bit as I just explained for meal usage.
Percent change in meal and oil — we’ve seen last year that price does matter. The laws of economics does not change. You get the price high enough, long enough people are going to stop using it. You get it down low enough, long enough we’ll find new uses for it. The ethanol industry probably wouldn’t be here if we didn’t have four or five years of sub $2 corn back a few years ago.
This is the part that we have talked about quite a little bit with the executive team. We have sold a lot of soybeans to China. China has a huge appetite for US protein only because their population is switching from a starch diet to a protein diet. So there corn is an energy commodity.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Soybean meal is a protein. And you need protein to get a protein. So, that’s why China has been such an aggressive buyer of both US soybean and South America soybean.
Yes, Christine?

Christine McCracken - FTN Financial — Analyst
(Inaudible question — microphone inaccessible).

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Yes, we believe both that they do want to maintain some kind of — Christine’s question is, is China stockpiling soybeans either US or South America or US soybean meal? And we believe and I think you guys all probably know this better than I, the China economy, like we saw in our GDP this morning, as long as the China economy is somewhere in that 8% range, that middle class is going to continue to convert over to a meat protein diet. So their need for soy protein, I think, probably stays fairly constant.
And I think from both standpoints they do want to maintain some kind of reserve. We take it for granted here when we go to a US grocery store and we go up and down the vegetable aisle or vegetable oil aisle. The choices that we have to make for vegetable oil, there’s eight, nine, ten different kinds. But in other countries around the world that’s not the case. And I think that’s something we have to keep in perspective that basic food ingredients is different in different countries. Food security to them is different than food security to us.
I’m going to show this. This reiterates I think Christine’s question. China market is a huge market. Joe and Lampkin probably can share some history and background. I mean, the Chinese have been to our country for 25 to 30 years trying to replicate our livestock industry. And they’re just now really getting to that point whether it be poultry production, dairy, hog production. They finally have realized some of our efficiencies that they have to try and duplicate.
Brazil sounds as if they’re gearing up for a large crop this year. So far it’s fairly early in their planting season. I mean, for the most part they’re basically six months either ahead or behind us, however you want to look at it. They’re about I think 25% to 30% planted. They’ll have some beans ready for harvest probably by late January for their early crop, but normally most of their beans come out March, April, May back when we’re planting again.
Just want to share a couple things that also go along with the challenge that we’ve seen this last year or so. When we crossed the path of $6 last summer I think Joe and I in who knows which conversation over the phone, I think we both realized that $6 corn is probably not the best thing in the world. Farmers may like it, but then once corn got to $7 that’s when my gut turned into a knot.
And I realized then that $7 corn was not the best thing for the farmer because I could sense that the fertilizer companies were all gearing up to double and triple inputs just to take advantage of forecast for yet higher corn prices and maintain them to margin or elevate their margins, I should say.
So, we got to realizing that you can’t cut the hand that feeds you. And $7 corn is not a healthy price for anyone that has to feed or buy corn. So, we started telling our grain farmers that we ought to start thinking about selling some corn. You can’t break the bank of the entire livestock sector and expect corn to stay at $7 or $8 despite everybody else saying it’s going to $10. And obviously, VeraSun bought into the $10 scenario somewhere along the way.
But the hog industry has suffered a lot of losses; they’re just not starting to project some profits further out. The hog industry, like the dairy industry, poultry industry, it’s all consolidated. Usually the swings in commodities take out the inefficient, but there’s not that many inefficient producers left. And now most of the hogs in this country, like dairy, like poultry, it’s now in a building. It’s not out — where we used to see pasture-raised hogs 20, 30 years ago.
Milk/feed ratio, I use this for my dairy producers. Basically the more efficient, more aggressive dairy producers. The rule of thumb is three to promote expansion. A lot of my other guys use a little lower because they are highly efficient. They want to be ahead of the curve instead of wait for everybody else.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
So to summarize my part this morning, a couple things — we do see farm income being down nationwide. A lot of that has to do with the core profitability and livestock. California dairymen have lost money for probably 15 to 18 months, hog farmers probably 15 to 20 months; everyone’s different.
We do feel fairly good that those industries have adjusted and some of the livestock prices have probably made their bottom. But we still need to see a little bit more consolidation. And the dairy industry is certainly not done yet, neither is hogs. We also are firm believers that we will see yield increases over the next couple of years.
I believe inside your Brock report there should be a form that, like I said earlier, relative to our other areas that we cover, like the index funds, if anyone has interest in signing up, we do do a monthly electronic seminar after every USDA report. We send it out via the internet. It’s a great 30-minute presentation where you can sit at your computer.
We go through all the charts and graphs as I’ve just done. Feel free to provide your name and we’ll make sure that you get a copy of that. Yes, sir?

Unidentified Audience Member
(Inaudible question — microphone inaccessible) the range of prices on corn and soybean, are we going to see the upper end fluctuate more? And if so, I mean, that means livestock producers are taking on more risk and they should be demanding higher returns, I guess, so just trying to understand, maybe if you can give us more of a range in corn and soy over the next few years. Do you think that there’s going to be more volatility now than there was before?

Tim Brusnahan - Richard A. Brock & Associates — Vice President
To answer the question, the answer is, yes, we will see — as long as these index funds continue to have a presence and the CFDC continues to allow their exemption to be a significant player in the commodity world, the answer is, yes, we will see a lot more volatility.
Let me share a little transition of what occurred last year. And each one of these three fellows are unique and they have their own different personalities. Going back to our hope, greed and fear, Joe, I think you’ve got to admit that there were days back there where you thought you were on a roller coaster that none of us could hit the stop button because corn was going up and down, up and down.
And I think there was one day in particular where after corn had come down a couple dollars from their high — and this is kind of a human tendency that in any commodity whether it be GE or home values to either buy the first break or sell the first rally after a long move. So, corn was already down a couple dollars, and we were talking about whether we wanted to buy a little and somehow I think we got off the phone and chose not to.
And, but then what I did was I went right after Mike and he and I had a — I think I was calling him as he was walking down the hall to his office after we had a phone call. And what I hit Mike with is exactly what you’re talking about; markers that overshoot fundamental value and undershoot fundamental value.
There was an economist back in the mid 70s that won a Nobel Prize on his theory of overshooting and undershooting, and we’re seeing so much of that in the commodity world, whether it be crude oil, corn, anything. And so, we talked about that. And then, I think, Lampkin showed up on a conference call maybe two or three weeks later, and I asked Lampkin whether or not the chicken sales were going very well.
And Lampkin said, he cleared his throat and said, Tim, not too good. And I said, we’re not buying any corn. So, we had had to dig deeper into our toolbox of market analysis. I’ve never had to take a client into this theory of economic overshoot or undershoot, but that’s the market beast that exists today.
And then once we decided that we weren’t going to buy any corn, because chicken sales were nose diving, and I know there’s some food people here that follow the restaurant index and we talked about that extensively. Why by corn when nobody’s going out for dinner? So, that kept us out of the market for quite a little while after the market had already come down a couple bucks.
So now, we have to start thinking about an economy that sounds like it’s got some traction with the GDP up this morning at 3.8%. We’re still kind of in the camp of a double recession but at least for today, knock on wood, the economy’s got some feet underneath it.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Unidentified Audience Member
Just following on that line of questioning then, how involved are you in working between the producers and the end users in sharing that risk? I know there’s been a move in some camps for kind of the end users to do more grain based contracting.
And then how does that shift, kind of that expertise? I know I talked to a lot of the end users. Maybe they don’t have that same level of experience with grain trading and I don’t know what they’re willingness is to accept some of that. Maybe you can give us a read on where that is.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Sure. Every company’s different. I certainly endorse Sanderson Farms’ method. They do buy a little bit of corn direct from farmers. I think that’s what you’re asking. But most of it comes by unit train, so you eliminate the direct link to a grain producer. Is that what you’re asking?

Unidentified Audience Member
(Inaudible question — microphone inaccessible).

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Okay. We don’t get involved with that. I mean, chicken — poultry business is these guys’ expertise. To take you back a little bit, I was highly involved with a former client the IAMS Pet Food Company, in the backside of their finished product, and we did do a lot of what we call arbitrage modeling where we would buy grain, because of what we knew we could get.
And in the pet food business, especially for their export business, at the time, IAMS was being very aggressive in Asia, so the Asian buyers wanted a forward country or a forward price. So, we gave it to them.
I lost a great client. Proctor & Gamble bought IAMS several years ago and Proctor & Gamble has 50 guys like me, so it’s not as if they need 51. But the IAMS, if anyone has a pet, they have a wonderful product. It’s filled with basically the same product and I think a lot of the keys that we provided them years ago, just like you’ve seen here today, still exist in that company.

Unidentified Audience Member
Tim, this might be a question for management as well, but how do you grade you performance? In our business, we have an index that we compare ourselves to. Do you do anything to compare yourself to an index to see if the decisions you guys have made gave been good decisions, bad decisions? Could you talk about how — do you assess that?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
We look at it every Monday morning in an owning report. Agri Stats produces a weekly owning report and we look at it every Monday morning on product that was delivered to our mills, mainly corn and soybean mills. And then every month, we get all products that were delivered to the mill, and then we look at it on an annual basis.
What we do is try to be average because our basis — all of our plants are deep South. And we play more in basis, delivery, everywhere but California and maybe one Florida plant and a couple plants in South Alabama. So, we have to work very hard to be average.
Now we’ve been fortunate the last couple of years with our purchases. Lucky, I would say because you can never beat the market. We were lucky. But we try to be average on corn and average on soy but we look at it every Monday morning.

Unidentified Audience Member
And you’ve accomplished that the last couple of years?

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
I would say so.

Unidentified Company Representative
Over the year. There have been times in the year where we were well below average and there have been times over the year where we’ve been above.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
For my two cents, we’ve done a better job probably in meal than we have corn only because three years ago or four years ago we really got super aggressive on meal prices. Our meal went from, what, $2.30 to $4.30?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
We’ve been super aggressive on meal for two years in a row and then the summer when corn went to $8, we had purchased corn in the spring, which is our normal practice. We did not purchase it because we thought it was going to $8. We just don’t like to buy corn in the summer, when it’s gyrating. We always buy corn in April and May because in the summer it’s going up and down.
Now this summer, we didn’t get to because our advisor thought it was going to go lower. So, we chased it and chased it and chased it and never got it. So, we were on the market most of the summer — this summer on corn.

Unidentified Company Representative
We knew it was going to happen.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
The June — what was it June 5th? I think corn finally turned lower and crashed $1 or $2, so I think my job was preserved for at least the short term.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
We had been aggressive on soy for two years in a row, but this year, usually we’re the first company in the industry to by basis. We buy basis for the next year in July and August, corn and soy. And this year, when we went out to buy, it was so high and it was high for one reason you heard Tim say earlier. He thought the farmers were going to put this corn in the bin and sell it next July because their cost in it was so high.
We couldn’t even get the basis. And the soy basis was high because the soy producers, the meal producers, had a lot of contracted — sold a lot of meal to China because of the Argentine crop. So, this is the first time in ten years we don’t have a lot of basis bought right now. We think that will become available in January but — do you have a number in your mind yet on corn?

Tim Brusnahan - Richard A. Brock & Associates — Vice President
An average price?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Well, a number where we might get started.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
I think a fundamental forecast range wise would probably be, for futures, is sitting somewhere around the $3.70 range; we’ve backed off about $0.40. Probably $3.30 to $3.65 to $3.70 — we’re just a little bit above or below where the market is right now. And there will be a point, like Joe said, where we will have to get aggressive through next summer because if this is the market that’s going to put the premium back, if there’s any remote indication of delayed planning, just like we’ve taken the premium out of delayed harvest.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
And the problem — I don’t think we’re going to see those values until January or February. So we’re going to probably likely be hand-to-mouth until January or February. And I don’t think you’re going to see a basis break until that crop’s in the bin or a lot of it’s in the bin. What do you think about soy meal?

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Meal hasn’t really gone up by as much, thank goodness. And it is a slightly inverted market. Going back to the profitability of the livestock industry, a lot of non-public cash accounting companies or producers will buy a year’s worth of feed to offset their taxable income. I don’t think that’s an issue this year for almost anyone in the livestock sector.
So, meal doesn’t bother me too much that somebody is going to step in a buy a year’s worth of meal to offset the taxable income. But from our specific price standpoint, I could see maybe a clock value in the $2.75 to $2.80, if we got that kind of an opportunity here in the next 60 days that we’re going to have to take a serious look at it.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
The rest on that is that you have a great South American crop and the reason we were lucky last year is because they had a bad South American crop. You jump out on $2.75 this year and they have a great South American crop and you could have a good American plant and those values could go lower in the last two quarters of the year.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Your toughest buy is always your first one. And then once you get past your first marketing decision or purchasing decision, the rest of them kind of come easier. It’s easier to add to a good decision or sit back and wait for your next opportunity.

Unidentified Audience Member
It sounds like you’re backing off — not that time is going to slow down, or is that part of your assumption?

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Yes, the — China has forward booked a lot of beans that don’t see a major, major deal.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Okay, we need to move on with the program.

Tim Brusnahan - Richard A. Brock & Associates — Vice President

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Thank you. I’ll be around afterwards for anyone with questions. Thank you.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Thank you very much. Well done.

Tim Brusnahan - Richard A. Brock & Associates — Vice President
Thank you.
P R E S E N T A T I O N

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Our next speaker today is someone that most of you have heard us talk about and have never seen, never met. And we are delighted that he had agrees to come talk with you today. Blair Snyder is President of Agri Stats. Blair received his BS in Business Administration with a concentration in Accounting and Economics from West Virginia University.
He has 25 years experience in the poultry industry working for Perdue Farms, Townsend’s, and currently Agri Stats, where he’d held the position of President since 1993. Blair is also on the Board of Directors for Express Markets Inc, Responsible Resources Inc, and AgriSoft Solutions. All three are wholly owned subsidiaries of Agri Stats, which provides detailed benchmarking for the agricultural industries.
Express Markets provides daily market prices and economic forecasting. Responsible Resources specializes in employee training and development for the poultry industry. And AgriSoft Solution provides custom software solutions for the agricultural industry.
Sanderson Farms began its association with Agri Stats in 1985. Every Monday morning we begin our work week talking about Agri Stats. Our operational goals for the year are based on Agri Stats. Half of our bonus of the year, which are revealed in our 10-K, are based on Agri Stats. We think they are a marvelous company and trust them implicitly.
Blair and his company know more about Sanderson Farms then anybody else. And Blair knows about all the other companies that are in Agri Stats. He has a special fiduciary responsibility to maintain a degree of confidentiality about that. And you can ask him anything you want to but he will be obligated in a lot of ways to maintain that confidentiality.
So if he says that I don’t want you to be offended about it. But we’re delighted to have him here today. He provides an invaluable service, I believe, to Sanderson Farms and to most of the people in our industry. Blair, welcome.

Blair Snyder - Agri Stats — President
Joe just gave me the green light to not have to answer any questions. I appreciate that. Agri Stats has always been kind of a quiet company. There’s not a whole lot of people that know a lot about us obviously due to confidentiality that we try to protect. We don’t advertise. We don’t talk about what we do. It’s always kind of just in the background, and really our specialty is working directly with companies about their opportunities and so forth.
The fact that we collect a tremendous amount of data, and you’ll see that throughout the presentation as we talk. I’ve got some demo examples of what we do. Obviously, no individual companies are identified or talked about. I do have some industry trends that we’ll go over that are okay to take a look at from a concept of what’s happening year-over-year and so forth.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
And the fact that we do collect a lot of data, I can really say a lot about a lot of things. I can talk about just about everything that can possibly be talked about, but then again, as Joe mentioned, due to the confidentiality, I can only talk mostly about nothing. So keep that in mind if I start rambling along you’ll kind of understand where that’s coming from.
If you take a look at Agri Stats, we started, as Joe had mentioned, we started 25 years ago. We developed our business based on developing a partnership with the clients and the customers that work with us, providing this confidential data. That basically trust and confidence is basically the keystone of what’s allowed us to be able to collect the information and work with individual companies and build the volume of data that we use in our system.
We’re privately held. We look at ourselves as kind of an operations research analysis firm. We’re primarily serving agribusiness companies, obviously domestically and also internationally. Many of our clients do have businesses in other countries as well, and we capitalize on that and projects and our presence and knowledge and understanding of what’s going on in the international marketplace as well as here domestically in the US.
We constantly get asked on an airplane, somebody will say, Blair, what do you do? And — I work in the poultry industry. Well, do you pluck chickens? Well, sometimes I feel like I do. But for the most part when we do talk to people that are outside of the core group of companies that we work with, we refer to ourselves as a benchmarking company. And I don’t really like that term but that’s primarily the best way to describe us for an audience such as this, that we do benchmarking in the agricultural industry.
We’re in broilers, eggs, turkeys, swine, little bit of beef and further processing. Basically, we’re providing that consultation on the data analysis. We really concentrated heavily on action plan development. We try to pass that responsibility on to individual companies but it’s not any good to work with the data if you’re not going to take action on that data. So we really central our efforts on facilitating change and action within the companies that work with our data within our system.
We developed a mission statement back when we first started the company and we said, okay, what are we all about? What are we going to try to do? And our mission statement is very simple. It’s to improve the bottom line profitability for our participants and we’re going to do that by providing accurate and timely comparative data. We’ll talk about comparison of data in a little bit, but the main thing is that we want to preserve the confidentiality of individual companies, so you’ll hear that word a lot throughout the presentation. I apologize but that’s what we’re all about.
The family of companies that we have, here’s the pretty logos there. Agri Stats is a parent company. You’ve got AgriSoft Solutions, Express Markets Inc, Responsible Resources, those companies Joe talked about during my introduction. We’re going to talk a little bit about who these are just so you can understand that Agri Stats is about a whole service company. Our primary business started with what I call the Agri Stats benchmarking number collection, that type of stuff.
Due to the interest of expanding what we do because of the confidence that our companies have in what we do, we’ve expanded our services to include some additional things to give us a little bit more flexibility and providing value to our customer base. So we’re going to talk about who AgriSoft is real quick. And I apologize, it may look like a commercial but it’s really not intended that way. It’s just a different part of the business that we do where we’re primarily service driven.
AgriSoft is going to be a software product. And the industry has always asked me every time I go out to a conference, Blair, can you recommend a software package that we can use for our company? And having been there, done that, worked with the industry, with Townsend’s and Perdue and looked into different software packages.
And obviously with Agri Stats we integrate just about every financial system into our programs. We’ve had the ability to know what’s best, what’s worst and so forth. And the industry is very unique in how they need to have software packages, accounting packages and so forth that really fit the needs of the industry.
So we developed a software package, ERP system, whatever terminology you want to use that describes accounting software in today’s terms, you can use that. If fits the bill. It’s newly developed. It’s in a new technology environment as opposed to old technology.
The other product that we have is not just a traditional ERP system but also animal inventory management system, the birds in the field and feed mill management and those type of things like that. That’s a specialty niche that off-the-shelf products often don’t fit for what our industry does. So, this is a product that was developed to be able to fit that niche as well.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
The company AgriSoft chose its management controls. It was combined a few years back. That is located in Rancho Cucamonga and there’s a phone number and the information on that. The other Responsible Resources, I don’t have a slide on that, but I talked to somebody the other night about what do you do with Sanderson Farms and they told me, well, we do training of employees and those type of things and our philosophies and all that kind of stuff like that.
Well, one of the things — and I applaud Sanderson for having that focus and that effort. One of the things that I’ve seen within the poultry industry is there is a lack of real training throughout a lot of companies on just the basics. It’s such a dynamic industry that is so unique when you get somebody that’s not been in the industry before and you bring them into your operation we sometimes as an industry lack the ability to go out and train people on really what they need to know to be able to do their jobs effectively, so Responsible Resources was formed.
And the president of that is Kathryn Danko-Lord. She does a lot with the human resources side of the business. But complementing that we have folks that also go out and do training of basic chicken 101 and the economic of what drives that.
We do that in our regular Agri Stats reviews anyhow but we also do specialty training that we can provide to younger employees, ones that have not been that exposed to the industry before and some of that’s one-on-one. Some of that is a group effort, too. But we try to concentrate that within an individual company as opposed to bringing a bunch of companies together in one room. So that’s Responsible Resources.
The other company that we have is Express Markets. And Agri Stats is primarily and has always been what have you done, okay. So we kind of said you send us your data and we’ll talk about the level of detail we do with that in a little bit. But Agri Stats has always been about what has been happening and how have you performed.
And our client base has always said, Blair or Jim or any of our account managers, Dana, we’ve got a whole host of folks that go out there and do presentations and they talk about the information that’s going within a company and how that compares with the industry. They always ask what do you think is going to happen with corn prices? What do you think is going to happen with boneless breast prices and so forth? Well, that’s forward-looking. And my left elbow hurts today, so maybe corn prices are going to be lower next month.
Unless you really put an effort into it like what we’ve seen this morning and have the economic modeling that supports what you might tell somebody, you don’t have the ability to rapidly update that and communicate that do your client group if you don’t have the worksheets and the modeling and so forth, which I believe strongly in to be able to back up why you thought was going to happen to begin with.
So, Express Markets and EMI Analytics was formed to be able to solve that part of the equation which is talking about what’s going on with agriculture, commodity production, with supplies, crisis. We’re going to impartially obviously confer with our clients to maintain the integrity of confidentiality throughout this process. But it is a very more fact based modeling type process that allows us to put our neck on the line and say we think this is what’s going to happen in the future.
This is what’s happening today, this is the product pricing for commodity items and so forth, which when you look at when we started, it was only in October of 2004. The industry really needed what I would consider an unbiased forecasting, a market analysis component. So that basically involves collecting information, products that are being sold to be able to report selected commodity type items and how they’re trading on a daily basis, weekly basis and a monthly basis.
Our current focus right now is on broiler, turkeys and eggs. We’re not doing anything in swine right now or beef, although that’s somewhere down the road. It’ll be something we transition into. The goal is obviously to provide the fact based forecasting and analysis that we talked about, that covers the supply, demand, price conditions and so forth.
We looked at short-term, intermediate and also long-term projections as well. We’re fairly more comfortable, obviously on the short-term just like everybody else is, but when you look at long term you’ve got so many variables that can influence that. That’s where it becomes important to constantly monitor changes in what’s happening with the economy and know how that’s going to impact us possibly in the future.
Some of these slides are not intended to be seen or read. I didn’t try to blow them up although this one looks actually halfway decent on the screen here. But this is a report that comes out of Express Markets CMI, what we call price discovery. It is where we download information from 92%, 93% of the industry on a daily basis and we correlate and select out these items to be able to report what has traded for the most current day, week and then month. So it’s right there. It’s timely and it’s something that Agri Stats doesn’t provide where Express Markets is able to provide that.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Agri Stats looks at how you perform historically with what you’ve done. EMI is focused on what’s happening right now and what’s happening possibly in the future. But you can see that we’ve selected out of the multitude of products that we receive into our system what we call selected commodity items so that we can track and monitor what’s happening with close and short-term market conditions.
The total pounds that we receive from our customer base is about 90%, like I said, of the poultry industry. The grey bars here — let’s see if I can use this pointer here. The grey bars here represent the total pounds that we received. The blue bars are the pounds that we actually report. And keep in mind, when I say report, that previous chart that we looked at, those are the items that we’re reporting on.
We’re not reporting on every possible item that’s sold because that would be impossible to do. We selected more commodity type products as a benchmark to be able to understand how the dynamics of the markets are changing.
If you look at the percentage of the pounds reported versus the pounds received, you can see that we’re right up here, this red line. And you can see how that has trended upwards over the last year. That’s another indicator that obviously demand is down.
It’s forcing more product into the more traditional commodity avenues that we are reporting on where the remainder of the price would be more the value added products and so forth. That is shifting out of that category. That is the smoking gun, if you will, and we all know that. That’s what we’ve seen over the last year. But this is a further indication that delivers that message in a graphical format.
If you look at just one component, the boneless breast meat I wanted to put this slide up here. You can see the volatility of the percentage of boneless traded on the commodity market versus total pounds produced and you can see the total percentage of what we report in boneless breast pricing versus total received or information received on boneless breast products and total. But the variability and the volatility as you wonder sometimes why prices jump up and down and so forth and you put excess loads of product on the market it’s going to depress prices of boneless breast meat. That’s pretty intuitively obvious.
Some of the other things we look at, and I’m not going to show all the slides. There are just way too many things to try to figure out what everybody might want to look at because I think my mission today is to tell you who Agri Stats is and the type of things that we do and maybe talk a little bit about how Sanderson Farms uses our information.
But obviously, with analytics there’s also the component of looking at the input cost as well as the revenue stream to come up with a variability and profitability like an index, not actual profitability of what’s going on in the industry. That’s what shows up on the Agri Stats’ bottom line. But EMI is more of an indexing thing. How is profitability changing? How are our input costs changing over time? And how is our revenue stream changing over time?
So obviously, one of the major things that we look at is the live cost to the business and the biggest component of live cost we know is feed cost and so that you can see that we do track that and we also project out as well what we think is going to happen with these cost components, very similar to what many of you do internally within your own organizations.
We also do the modeling as well and we have all that information that we can update on a regular basis and rapidly if we see some changing conditions that may cause us to rethink, whether it be corn prices or soybean meal or whatever. We think what those inputs might do to us downstream.
And this is a slide — when we do price forecasting — Sue Trudell, who I think a lot of you know Sue Trudell. She is the one who primarily works with this part of the equation, a wonderful, wonderful individual. If nobody’s had a chance to meet her you need to meet her.
Sue does a lot of the, what I call the mathematical gymnastics that go behind what we think is going to happen, why things have happened and where we’re going to go in the future with pricing. It’s a science. It’s a real art to be able to do this. But it’s really — a lot of it is scientific based, if you will, or mathematically based.
And one of the things that she looks at, for example, when she’s looking at boneless breast prices and supply or volume of the boneless breast, she does correlation factors and so forth to get a comfort level that if she feels like supply is going to go up what impact would that have to prices? Well, boneless breast happens to have a high correlation, 92.86 — .9286 that’s very high.
Some of the other products don’t have much of a correlation like wings and so forth; it’s hard to determine that. But this can give us a lot of comfort. When we’re projecting out prices, for example, we think that boneless breasts, for example — this may be one of the questions. I mean, last week in EMI it was $1.07. We think it’s going to balance out for the year somewhere around $1.23, $1.24. We believe next year it’ll be $1.35

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
to $1.40 and possibly see some highs and maybe even $1.50 depending on whether food service demand starts to be able to pull back, and obviously soften by the potentially increase in bird’s weight.
So, we have some numbers that we put out there that we put a stake in the ground whether it’s going to be right or wrong, and it’s based on information like this that we can correlate and say with some degree of confidence if everything happens based on what we know today, what do we think is going to happen with prices? And it’s pretty close for the most part.
Obviously, there are things out there that are beyond a lot of people’s control; that causes it to change. But you’ve got to have something to fall back on and ask yourself, okay, something’s happening. What is causing that to happen?
So, the message on EMI is all about modeling and making sure that we have kind of a roadmap of why we’re thinking what we’re doing instead of just guessing. If you ask me, from Agri Stats’ standpoint what’s going to happen in the future, I’d probably say, well, I think it’s going to do this and I think it’s going to do that. EMI is a lot more structured.
All right, who is at Agri Stats? As we talked about, it’s a parent company for subsidiary companies that support the industry. The whole goal is to support the industry. We do have 97% of the broiler industry participating, about 95% of the turkey industry. We have 20 international company participants.
On the commercial eggs side, we have about 100 million hens participating and we are currently growing that business, 3 million pigs weaned on a monthly swine report that we have and about 150,000 hogs slaughtered per day. That’s kind of our portfolio right now with our customer base on the benchmarking side of the business.
I’m going to show you some participation lists here. The fact that we’ve got high 90 percentage of both broilers and turkeys, this pretty much represents about anybody that’s out there in the broiler industry. I didn’t need to show it but I thought I would put that up.
Also, on the international broiler participants, these are the companies that we have participating international. Keep in mind some of our domestic companies also have companies in the international marketplace as well. Turkey participants, pretty much it’s a list of who’s who in the turkey business.
I apologize for going fast. On the swine side, you can see a list of participants on swine. And the plant side of the swine operation is processing, if you will. Once again, it’s pretty much a list of who’s who.
Let’s talk about what an Agri Stats report is. This is something that a lot of people they see the books — they’re thick. And I was going to bring them with me, but the airlines now charge for additional baggage. And I had about three bags I was going to have to bring extra to show you the stack of books that Sanderson receives on a weekly and monthly basis.
But it’s a stack of books about that tall off the shelf here, and it’s filled with a lot of information. But a lot of people don’t really get in and use the detail and look at it outside of a company that participates. So it’s sometimes not — you sometimes wonder what’s in that information.
But Agri Stats books, basically it’s simply a tool. It’s not the save all, but it’s simply a tool; another tool that a company can use in their decision making process and their evaluation of how they’re performing in a rapidly changing environment, which we know that the poultry industry rapidly changes with input costs, performance statistics and so forth. And you can be getting better every year internally but the industry may be out-basing you. So it’s very, very important to know how you’re comparing to the industry.
So in developing these reports we know that it has to be easily implemented. We talked about timeliness, accuracy. The main thing that we did is we tie it back to a company’s financial statements. We collect a great level of detail but yet we still have executive summaries and so forth to be able to look at from a top line.
Everything that we collect is obviously confidential and it’s key that we collect this level of detail to where we can build up the executive summary so when we’re answering a question of why you’re not better or why you’re worse than your competition out there, we can drill down to those level of details to basically just about every possible factor that influences the top line summary and roll ups.
When we do a setup — I’m going to walk you through this just kind of verbally here. We convert your raw data to what we call and Agri Stats platform. What that means is we’re going to go out there and we’re going to collect not what your financial statements tell us. We’re going to

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
download your general ledger, your trial balance, every account number of subsidiary account number that provides the detail for a company’s own financial information. We download that at the greatest level of detail.
We’re going to download the weekly payroll information by department that shows the benefits, the fringes, the productive hours, the vacation time and so forth. And then on a weekly basis we download your sales information and that’s by product and by customer. And that allows us to be able to group those products into comparable type buckets, if you will.
And so when you think about what we do at Agri Stats, we’re duplicating creating a financial model that is the same financial model that Sanderson would use or some other participant would use. But we’re doing it in a format that is a common platform for the whole industry. So, it’s like Agri Stats is doing the accounting for the whole industry and putting it together in the most consistent possible format that we can do.
You may, as a company that participates on Agri Stats — if you look at what you call first processing calls in a plant, you may have some people that are charged into your first processing that we believe belong in second processing or belong maybe on the yard or in the receiving area. And so, therefore, by collecting your payroll information for an individual company, we can take that staffing and the number of positions and we can move dollars into a proper area for comparability.
So it’s not just a matter of having a company send us data and then reporting back what they send us. We’re actually rebuilding a financial package in the format that Agri Stats wants us to be able to look at it and be able to communicate it quickly how you compare to the rest of the industry.
The checks and balances, the audit process that we go through, obviously a lot of it is electronic. Just about everything we receive is electronic; that prevents manual inputs — it prevents errors. Once you get something cross referenced, if it’s cross referenced wrong, if you fix it, the history fixes as well. And so, that’s the beauty of this.
It’s a self-fueling system that as you work with identifying your opportunities, if you see something with your own data that’s not quite right, and we go back and fix it and recalculate and so forth, historically everything changes so that you can see what impact it has for trends and so forth from a graphical representation.
Obviously, with the level of detail it’s designed to be able to drill down and answer questions, as opposed to leaving you hanging with why am I so bad in profitability? Why am I so good in yield or whatever the number may be? What do I do to drill down and find out what’s causing that to where I can do something about the components that make the total part of it get better?
We type the reports that we have. I call it a phonebook. This came from Jim Cox who founded the company back in 1985, and began working with Sanderson from the very beginning there. We call it a phonebook of information. And when I say phonebook, think about you open up an Agri Stats book and it’s this thick. And that’s only the lye production side. It’s an inch and a half, two inches thick — whatever.
And you’re not going to read every report. And you’ll see an example report in a minute, but you’re not going to read every report. So, we have to have it in an easy identified format to where if there’s a particular question you know where to go like you would a phonebook. You want to call the pizza delivery place? You open up — you look under pizza.
If you want to find out your bottom line, you open it up and look at the bottom line report. If you want to know about the live operations, you go to live operations and underneath that you have the breeders and you have the hatchery and the feed mill. And underneath the feed mill you have your labor cost and so forth.
And every report is designed to where if you’re trying to chase an opportunity you know where to go look. You don’t have to read the whole book every month. These are some of the reports that we have. They’re not obviously all inclusive, but overall we have about 1,000 different reports that we produce on a monthly basis for each individual company.
The analysis gets very detailed beyond just what like — for example, I talked about the feed mill or I talked about the processing plant. And in the processing plant you might have first processing. And under first processing you’ll have labor and supervision. You’ll have the material costs, plant supplies, your ingredients, whether it be corn and soy.
Joe had mentioned every month that you take a look at how you’re doing. It might be plant supplies, repair and maintenance in the processing plant, freezer costs — how much did I spend in the freezer? And obviously, we get into so much level of detail that it is almost mind boggling.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
But, by having that level of detail there’s always somebody within the organization that something that might be at a particular level to possibly — I don’t even know about this with Joe, but Joe may be looking at more executive stuff. But there is a report that I promise you somebody down in a hatchery working in the chick delivery area — there’s a report that they have attached to them that impacts the total that Joe’s looking at.
Now Joe probably looks at that page, that little detailed page as well. But the reality is that it drills down to where you have that level of detail to be able to answer the question when it comes down from the top or to be able to communicate an opportunity from the ground floor up of what you see that’s happening within your businesses.
I do have an example report. And I just really show this example — you’re not going to be able to read it on the screen. I will explain it a little bit so I can point out something in a minute. But I want to just kind of give you an idea of one single report, what it may look like in a printed form. The one I’ve used as an example, most of them all are going to be about five pages long.
The reason they are five pages long is because there are 128 processing plants — in this particular example, that’s on the report. The confidentiality, only your company is underlined; you don’t know who anybody else is. And then we’re going to group that data at the bottom for performance comparisons, and I’ll show you some of that in a minute.
Your ranking performance and how well you did on this particular report is always based on the first column. Sometimes it’s not always best to be in the top 25. Sometimes it’s best just to be average because of conditions and things that are outside your control. So you have to — you can’t assume that every report that you have you’re going to be the best in breed of the best in class on that particular report.
At the end of each report we do have a rolling 12-month average that follows each reports, so that you can see not only how you do on current month, but also how that compares to your year-to-date number. And, although, as I’ve mentioned, it’s not readable on the screen, I just want to kind of show you what it looks like and there’s a lot of numbers here.
But each line is a particular company. You don’t know who it is. And the demo — it says demo right here. So, I’ve used line number 14. This was a demo company and they happen to be the 14th ranked company out of 128, in what I call yield value. And that yield value is one of the major driving economic indicators for what I call margin over processing.
And when I talk about margin over processing you basically have that and then you have live cost, those two roll together to make operation profits. So, this is a major influencing factor on margin over processing and it has to do with how well you’re harvesting boneless breast meat back to a live pound equivalent and so forth. I just happened to pick out a demo company.
I had Shelly at the home office decide who was going to be — I didn’t tell her what it was for. I just said pick somebody so I don’t even know who it is. But this is page one. You can see the magnitude of data. We’ve got columns going across the top, it’s going to show various information that you can pinpoint and take a look at certain columns.
If you want to look at certain columns like de-boned breast meat, and how that might, versus the average company, influence what you’re doing on the top. So you go to the next page. It’s just a continuation of all the other companies. You may be this number company down here. You would be underlined if you were.
And then the third page we start to group things on averages. This happens to be an average line here. So everybody in this column, that’s going to be a simple average. And we’re going to group together the top 25. So if you go back to the first page and you happen to see these companies up here, you’re going to see that we’re going to take the top 25% of the companies on the report, where if you have 100 companies there’s going to be 25 companies.
If you have 128, you’re going to have 110 or so — 111. And we’re going to group together so that you can start to do comparisons on how well your number is performing against these companies here that are in the top 25, which happen to be 22 companies. And then of course the top five companies, there’s five in that. That’s actually just the five top five companies.
The other thing we’re going to do is we’re going to show how well if you have multiple plants we’re going to group them together and we’re going to show how that performs against all other companies once we exclude the influence your information has in the report.
Then the beauty of the Agri Stats system is once you have all that data collected, you can start grouping it many, many different ways. We have standard groupings that we put at the bottom of each report. But keep in mind, our data’s only used about 20% of the capability. There’s thousands

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
of ways to group data and we’re constantly asked by companies to do things differently. And as long as we’re not going to breach any confidentiality we have the ability to run special groupings.
For example, in first processing somebody may want us to run a grouping of different type processing in first processing or different type machine de-boning versus hand de-boning in the processing plant. And we have the ability to group that together and show you how different factors perform for the companies that happen to do that process as long as it doesn’t breach confidentiality of the individual participants.
That’s a benefit and a value add that we can have and that companies will call on us to be able to do special analysis like that. But there’s no way I could put everything in the book because then it would be, instead of two inches thick, it would be 20 inches thick.
So we have standard groupings that we do put in the book and we group things together by geographical region, which these are what I call major regions and these are sub regions which are more detailed in the geographical regions. We’ve also got bird weight ranges.
So if you’re looking at how you’re performing, some reports it doesn’t make a difference. Other reports, whether you’re growing an eight pound chicken or you’re growing a four pound chicken, it might make a difference on how well you stand and how you stack up against your competition.
And then, of course, we group things together by type sales program. And, once again, it’s difficult to read that but — and that’s really more by intent. But we group things together by type processing. For example, we look at companies that are considered to be trade pack companies or over-wrap companies and we may group them together. We’re going to group companies that are “largest bird de-boning” companies. And then we’ve got what we call the small bird or the fast food type company; that’s going to be about a four pound chicken.
And then the rest of the industry is considered de-bone parts or whole bird parts. And those are — the ways of us to be able to —. And the best way I can explain it is eliminate excuses because when I’m out doing a presentation somebody may say, well, you can’t compare me and yield somebody that’s doing big bird de-boning because I’m a trade packer and I’m doing some net weight production and all that.
So you say, okay, well, then let me group your performance for that one statistic and look at how well you performed versus other trade pack companies. So it’s a resolution that we provide to be able to, I call it, eliminate excuses. It’s more of making sure that if there is an opportunity to do something more with what you have within your own organization that your team is focused on capturing those opportunities and not arguing about the accuracy of the number. We report the truth, and we’re going to explain the difference; that’s kind of what we do.
I want to take that same example and this is going to be a little bit easier to be read. I kind of clipped and pasted some of it, but if you remember that very first page we looked at, this demo company was number 14. And these numbers will mean nothing to you, other than the fact that one of the things in yield value that is a major contributor to whether you’re doing better or worse to the tune of, let’s say in the particular company’s case almost $0.0026 per live pound favorable, and how well they yield their product once that bring that live chicken to the plant.
One of the major driving factors is boneless breast yield. This particular company happens to be at 24.71. Now what does that mean? What that means is that if you take a live chicken and you bring it into the processing plant and you de-bone 100% of that chicken, put it in a box, weigh it, have it ready to sell to a consumer or to a customer, first receiver, whatever the case is, that number means that you harvested 24.71 pounds of boneless breast meat for every live pound of chicken that came to your plant.
The average company, if you look down here, was 21.32. So that delta or that variance is 3.39% of live higher than the average company. And we’ll talk about the economics of that in a minute. We’ll put it in perspective with some dollars.
But that is a tremendous difference. That gives this company an advantage in having additional product to sell at a $1.20 or so, $1.25, $1.30, whatever the average for the year might be. And when you do the math it becomes very valuable from a total revenue dollar standpoint that’s generated at a particular plant.
We saw a look in at the numbers, that sometimes get a little bit hard to kind of conceptualize what that’s telling us. It only shows us one current month, and it only shows us the year-to-date. So, when you think about trying to say am I doing good or bad, are my trends getting better or worse, you always have to look at a graphical representation. So, we do do that.
And our graph package is going to show not only the trend data, but also the variance information. And keep in mind, when we look at a variance on this demo chart that’s going to be versus the average company in the top 25. But we can also do those same things with that graphs against a bird weight grouping or a geographical region or a sales type program, or the top five, or the bottom five.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
I mean, there’s unlimited ways of sorting the data and being able to display it graphically. That may allow a company to take an advantage of chasing after something that they believe is an opportunity for themselves.
Graphically, the way the chart works, it’s very simple and we’ve kept it very simple so that every time we generate a graph everybody knows exactly what it is, but the green bars are going to be the individual companies’ performance. In this case, the demo company, 24.7%. I’ve compared it against the simple average which is 20.6%. I’m also looking at the previous year which was 23.9%.
So this company, if you look at the light blue line, they’re actually better than what they were a year ago. So not only can a company track how well they’re doing in a particular performance statistic versus the average company, they can also track versus where they were a year ago. Are we making progress against ourselves? Are we making progress against the average company?
In this particular case, the green bar is the individual company, the demo company. The red bar is the average at 20.6%. Once again, the demo company was 24.7%. That variance, the difference between those two numbers is 4.1%. So, this bottom chart is a variance chart. So you can see that trend wise this company actually slipped a little bit versus the average company January, February, March and April, and has rebounded nicely in the June, July, August timeframe. And they’re currently at 4.1% better than the average company.
Now, economically, what does that mean? This is a real company. I don’t know who it is but it’s a real company. Unfortunately, there’s companies out here that are just the opposite, that are 3% or 4% below. This one happens to be favorable.
For this particular demo complex if you do the math, every 4% advantage for this company in boneless breast of live is going to equate to about $20 million a year and that’s based on $1.25 breast meat and 1 million dead processed a week, which is about the standard size of any processing plant — just an easy number to be able to put an economic impact to.
So if you think about $20 million, that is actually incremental revenue because you have more of a particular product per live pound to sell versus the average company. That’s a phenomenal difference.
Talk about the detail of Agri Stats — when you look at the 1,000 reports that we produce everyday, you can’t just — even as much as we would like to get away from the hard copy distribution, it seems like every time we try to pull back on that there’s always somebody that want to have that on their shelf for easy pull-down reference.
These reports are available electronically as we saw to where through PDF you can expand them, look at them, zoom in, do whatever you want, cut, paste, mail out, pass on or whatever. They are available electronically, but we do produce a tremendous amount of hard copies to the tune of probably about maybe 2,000, 2,500 books a month. We’re probably the largest printing press in Ft. Wayne, Indiana, certainly in Northern Indiana and our reps tell us that. They really appreciate all the business that we do.
But we have tried aggressively to pull back on that with the age of the electronic world and we have been able to minimize as much as possible what we produce but from an electronic form we are sending that out to everybody as well.
I want to show you some long-term trends. Not only do we take a look at individual company information but we also do a six month and a 12 month report that we pull together and we can kind of group information, take a look at things that are important to the industry, kind of like stepping back and looking at the forest for the trees, if you will.
And we pull together some long-term trends and some of these are just specialty graphs that have been put together over time and some are just a few people have asked questions over the years.
One of the things that I get asked a lot of question on is when you look at the bottom line numbers which — I’m not going to display the actual bottom line to the group here just because of the confidentiality nature of the information. But one of the things I do get asked is when you look at the bottom line and you have the best company and you have the worst company, how much of a difference is there between the best company and the worst company?
And when you look at that over time you can see that this chart here is going to plot that. So this is a variance between the best and the worst and the bottom line, the average is right around $0.14 a pound, the variance between the best and worst. You can see it’s been as high as $0.20 to $0.25 whenever there’s a lot of volatility, grain prices jumping all over the place, that delta’s going to grow. Or when you have wild swings in market prices and so forth, that delta’s going to swing.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
So when you take a look at the average, it’s averaging about $0.14 over time but obviously most recently we had some tremendous swings between the best and worst. Now, unfortunately, some of those companies that are not as good of performers as some on the top, we do tend to have a quarter group of companies that mostly are in the top and we have a quarter group of companies that do belong in the bottom. And they’ll be in the bottom for five, six, seven, eight, nine, ten months and then all the sudden they start to get a little bit better and they become average and so forth.
But it tends to be that the cyclicality of the nature that once a company starts to be in the top or the bottom they don’t often change on a rapidly changing basis. But it’s not safe to say that the top company is always the same company every month. So keep that in mind. That’s not trying to say that that delta. There’s always the best and always the worst. People do move in and out of their positions on the bottom line report every month.
One of the other things on this — I just wanted to illustrate a few things here. This chart here happens to go up from 1988 to 2008 and it just strictly is a plot of live weight versus the actual feed conversion. And I didn’t do just a feed conversion as we know that the weight of chickens have been growing rapidly year-over-year and have only in the last couple years actually maybe started to come back down just a little bit.
If you look at this particular chart here, you can see that bird weight back in 1988 is right there around 4.3 pounds. That would be back here on this chart here. And we’re up here to 5.8 average if you will. It got up as much as almost 5.9 or so.
But the main thing is that when you look at the efficiencies and the dynamics of what’s happened in the industry from a live side, the actual feed conversion or the ration that we have to feed those chickens to be able to get that pound of live weight has come down. And we’re actually feeding 1.94 pounds to get that 5.79, 5.78 chicken whereas we were feeding as much as 2.05 pounds of feed per live pound to get a 4.30 chicken.
So, when you think of the efficiency improvements that the industry has had and the genetic improvements, the improvement in housing conditions and so forth for the welfare of our animals, we’re running 97%, 98% of ability. I mean, there has been tremendous improvements in that area and has been tremendous improvements in feed efficiency during that same time period as well.
We talked about livability and the grey bar is livability. So you can see the improvement of livability over time and then percent field condemnation has also come down. So, once again, this is a testament to the welfare, to the management and the care of the animals in maintaining that.
When you put 100 chickens into a broiler house that you’re going to get 96% or 96 chickens out, I think that’s just an absolute miracle of nature when you consider the heat and so forth that we get in the summertime especially in the southern states and so forth. It’s just a miracle. And the improvements have just been tremendous over time.
This just happens to be weekly livability. Once again, 2009 is on track to improve over 2008 for the most recent weeks. This happens to be week 36 in the Agri Stats reporting system which Joe had mentioned that you all look at every month.
Days and calories, not sure how much everybody understands some of this here but I’m going to kind of speed through it a little bit. But this chart here tells you — and I’ve got another one that’s going to give me — let me see if I’ve got a different one here. I don’t know that I have that. I may have that later on.
But if you look at, over time as far as days to get a five pound market weight chicken, back in 1992 we’re at 52 days. We’re down to about 44 days now and that is a tremendous amount of days to be able to decrease to still get a five pound chicken equivalent to be able to bring to market. So we’re doing a lot better job as an industry in being able to put a chicken out in the field, get it to grow to market weight so when we harvest it and process it in the plant it’s taking whatever that number is, 44, eight days less. Percentage wise that’s quite a bit.
Broiler weights, we saw the chart on that. The increase that we’ve seen in weight, that’s what’s happened over time since 1988. But likewise, also, we’ve had an increased percentage harvest of boneless breast yield. And this white meat yield back, if you look in 1994, 1995, 1996, that’s about 14.75%, jumps up to about 15.25% here the following year, and we’re up to 20.5% — 20.5% average.
This is just the average company. Remember, the demo company we saw 24%. This is just the average company. And what does that mean economically to the industry? And some of the folks — go ahead, have got a question, Christine?

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Christine McCracken - FTN Financial — Analyst
Well, I’m a bit curious that it stabilized her for the past several years and yet it seems like the over supply of breast meat — the one in the demonstration. This is the whole industry there hasn’t been any big delta in terms of the breast meat in?

Blair Snyder - Agri Stats — President
Well, I think the question is that the yields have stabilized over the last couple of years and you’re referencing that and to the fact that we’ve got an over supply situation maybe asking about why breast meat prices are so depressed right now? The fact that it’s stabilized. Let me answer that this way, okay?
And I don’t have my graph on this breast trends. I think might have seen in one of the later presentations maybe you all might have something on that. But if you look at year over year over year on bonus breast pricing it has dropped down and it’s been bouncing around what I consider to be low levels.
You know it’s not surprising when you have the increase in breast meat here and if you do the math back in let’s say ten years ago, let’s just interpolate the numbers, you know, 1999 call it — I’m just call it 16% and you at 20% today. That’s a 4% increase in breast meat. So if you take a million bird complex and if you go back to the rate issue and when we looked at live weight back in 1999, call it five pounds or whatever. And anybody that’s got a calculator, don’t check my math but theoretically this is going to be right, okay?
So if you take a million pounds of chicken at five pounds that’s five million pounds a week, right, you take 75% of that because that’s about what the average company is de-boning you’re going to get X number of pounds and then you multiply it by 16% that’s about 600,000 pounds a week that the complex is going to produce 600,000 pounds a week.
Now you go do that same complex today if they’re raising the six-pound chicken or whatever it happens to be and you multiply six pounds, that’s now six million pounds of live weight you multiply that by 75% and you multiply that by the 20% yield and that’s going to get you to about 900,000 pounds if I’m doing my math right. I know I’m close. That’s about a 300,000 pound change for a million bird a week complex, that’s 50% more breast meat on the market today than what there was ten years ago. Right or wrong that’s the math of it.
Now that’s assuming there’s been no increase in headcount so when you look at the increase in headcount that also puts more product on the market. So it’s not surprising to me especially when you go back and look at Sue Trudell’s modeling and the correlation factor that we see that boneless breast prices are where they are today because of the amount of supply we have and obviously the decrease in demand that we have for that product right now.
So for me I don’t think it’s really shocking to be able to see that other than the fact that I believe recently demand has been off a lot more than what anybody would have thought. And obviously that’s coming out of the food service sector and so forth and what can’t be pushed into the retail sector is being sold on a commodity basis, which further depresses the overall pricing of boneless breast meat.
The last couple of years you asked about the leveling off of that part of the question, the leveling off of yields. You go back to this chart and you look at the weights, and you can see that weights have come down. And weights are a major influence in boneless breast yields. The bigger the bird, the more boneless breast yield capability you have to harvest. It’s up to the plant then to be able to harvest that and be able to get that in a box in a usable form.
The other thing that ties into your question a little bit which I’ll try to — here I am showing a chart on growth rte. I could probably show a chart on anything and probably tie it into your question but I’m going to try to do this. If you think about what’s happening in the cyclicality of boneless breast meat over the summertime we would always see a real high rise in boneless breast meat in the summertime. Okay? And then in the wintertime it would come back down, right? And then you’d look at an average for the year and in that case averages could kill you.
But if you look at what’s happening with the growth rates back to a standard five-pound market weight and you look back in 1998 look at this volatility, call it the volatility index or whatever as far as growth rate. During the summer it takes a lot more days to get that chicken to weight than it does the spring and fall and the winter months.
Look at where it is in 2009. We’ve gone to 43.5 days or excuse me from 49 days there down to 43.5. If you look at the summertime it’s 51.5 down to 43.5. So the variability in the summer because of better housing, better management conditions and so forth like that, the amount of volatility is not there.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
So when you get to the summer months the companies are able to hold their weights better, are able to not see the impact of heat, if you will, the improvement in like tunnel ventilation and cool-cell housing and just general housing conditions and so forth. And better genetics has allowed the industry to have a more stabilization in their production supply during the summer whereas it’s not as short as what it used to be? Does that make sense?
An example of how a chicken company would use the data and then I’m going to open it up to questions here, I don’t want to overrun my time too much. I’m just going to quickly go through this. We saw the green charts.
And when you take a look at one of the things that we look at on the live production side and this is just an example, this particular company they’ve got a disadvantage of a penny 98, call it $0.02 per live pound for July of 2009. And that’s their cost of production versus the average company. That’s the green bar versus the red although it’s better than where they were a year ago. You can’t really look at where you were a year ago because grain prices and everything versus yourself have changed.
So you really have to look at yourself versus the average company. So one of the things that we do when we come out and do a presentation is we try to identify the smoking gun and it’s called in that, and when you take a look at some of the variant or the components that make that up one of them is speed.
So if we’re looking for almost $0.02 a pound in feed half the disadvantage is coming from our actual feed cost per live pound, feed being 50% of growing a chicken so to speak or whatever the number is today. If you take a look at breaking it out and saying okay let’s bite it off into chunks that we can deal with, we don’t want to chase anything that we can’t do anything about, you can see that feed cost is in this particular demo case a penny unfavorable, which is half of what we were looking for in total live cost.
This company also had an unusually high chick cost for the month. If we were trying to chase this we’d be looking for things that would be extraordinary like example crops and egg production from the parent hens, to hatchability declining, what you pay in grower payments would be another factor, another area a bucket that we would look at besides chick costs. And you can see that this particular company from a grower payment standpoint bounces around but they’re actually higher for the month than the average company.
Field mortality this particular company had a spike in field mortality for the grower chicks. If you got a chicken that has consumed feed for a good part of its life and then doesn’t make it to the processing plant you don’t have those pounds to divide the total feed ration over to be able to take a look at your actual feed cost. You spend feed. You’ve got nothing for it. The chicken doesn’t live. You’ve got nothing for it.
This particular company they’re also experiencing a slowing in their growth rates. We talked about days to a sales type rate or a number of days to get to market for a five-pound chicken. You can see this company has deteriorated so obviously the more days in the field you’ve got to pay more feed, maintenance and so forth. That’s also driving our feed cost to be higher.
Actual feed conversion is a primary driver for this company while they’re hired. This particular company is feeding 2.16 pounds of feed for every one pound of live weight. The average company is only 2.07. So even with this when we look at the feed conversion or calorie conversion however you want to look at it we would drill into a hundred different comparisons that would add up to what’s driving this.
And then the actual feed cost per ton what you’re paying for your corn and your soya and you blend it together to be able to provide a ration to your chickens. They’re at 270. The average company is 272. We’re actually slightly favorable in this case.
So just wanted to kind of give you a little example of when we do a presentation some of the detail that we get into. Just kind of in summary here our information is obviously widely used — the main goal is to improve efficiencies, cost of production, improve contribution margin, how much revenue you get versus plant cost to get that revenue. The industry as we saw trend wise has made very, very great improvements and performance efficiencies, breast meat yields, calorie conversions, those type of things like that. The ongoing efforts for the management and the grower industry throughout all companies, as well as genetic companies, as well as this tremendous focus on how to get better and provide a protein source at even a cheaper price year over year; I’ve never seen any industry be able to perform at the levels that the poultry industry has.
One thing that we do know and we talked about and it seems like the last several years and really every year — I’ve been in the industry for 25 years. We always talk about it but more so in that past few years is the volatility of our input cost that our outsider institutes control. They have definitely increased dramatically and that it makes it even more important for companies to stay focused on not just a quarterly basis or an annual basis but on a weekly basis to be able to make sure that they’re ahead of the game and it could change if some. There’s some decision-making that they’re in the process of doing that in a very conscious way. So I’ll turn that over to any questions. Yes?

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Q U E S T I O N  A N D  A N S W E R

Unidentified Audience Member
I’m just curious about the $0.14 differential between the top producers and the bottom producers. I mean as you look at the data are there any common denominators between what makes a company in the top quartile versus the bottom quartile whether it’s yield, or price, grow cost, whatever else?

Blair Snyder - Agri Stats — President
Due to the confidentiality nature of our data no there’s — I can answer that question. I’ve been doing this for a long time. And as everybody knows every company has got different ways that they do business. Some companies get caught in a bad position, all the wheels fall off. You only have one spare tire to put on the car at the time so it takes a lot longer to wait for the tow truck and so forth to be able to get you out of trouble and get you back on the road.
And I’ve mentioned some companies they get down too far on the bottom. They got so many different factors coming at them. It’s almost impossible to have a management team to be able to react to them all at the same time. So it lengthens the amount of time to be able to turn around your business even though you know what your opportunities are whether it be the bank doesn’t want to loan you money or whether it be that you may have got on the wrong side of grain. It could be anything. And that doesn’t mean that the companies are poor performers. It just means that they got caught for whatever reason on the wrong side of the tracks and they’ve got to wait for the train to go by to be able to get back on the other side.
Now having said that there’s also companies that are not probably attacking the real meat and potatoes of what drives maybe their profitability where other companies probably do a little bit better job on that. And just like with anything you’ve got a hundred people in the room you’re going to have some that are doing a better job than others on whatever, whether it’s baseball or whether how well they scored on their SATs. You know, I mean it could be across the board. So I don’t know if that answers or not. Yes, question?

Unidentified Audience Member
We’ve seen a big production decline this year and I’m curious did the weakest producers, the big capacity decline, are the ones who have lost production? Has there been no rhyme or reason to it and kind of how has that impacted the efficiency of the industry?

Blair Snyder - Agri Stats — President
Well I think if you’re talking about the decline I’m not going to name names of particular companies but I think most people are aware of who would have made some cutbacks and maybe made some public statements and all that. If somebody that’s privately held I can’t comment to that obviously but if it’s in a public forum you know that can be talked about.
But if you look at the cutbacks and so forth I mean there’s several announcements of plant closures. I mean that’s obviously part of it and so forth. So I’m not sure how much more I can answer that with the individual privately held companies but the publicly ones are pretty well known. Yes?

Unidentified Audience Member
As you look across the industry kind of which factors have you noted that companies differ most on? Is it housing, it is yields that make the difference in their profitability? If you had to name three factors?

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Blair Snyder - Agri Stats — President
Well that’s a tough one because each company has got a little bit different put — I will say this, when you look at the tight sales programs that the companies are in and the markets that they participate in I’ve got companies that perform well in every one of their sectors. So when you look at why are those companies doing better even though maybe their sector may cyclically not be doing well let’s say this month versus where it was a year ago, yes they’re still doing better than the industry in total, why is that?
And that comes back to good management practices. It comes back to staying on top of all of the different factors that drive your profitability. But if you go back and you just look at it from an average standpoint I mean the biggest driving factors are how well — we’re in the business to take a live chicken and sell it in a marketplace. We can’t forget that as an industry. I mean that’s what we do. We sell a lot of chickens. That is our raw material whether — just like a steel company or somebody who makes furniture they have wood and screws and all that. Well our limiting factor is the amount of live birds that we bring to our processing plant. So how well we take that live chicken and sell it in a form that’s going to generate the most revenue is one of the biggest driving factors.
You know when I look at the variability, the top and the bottom it’s usually in margin over processing, which is that value of the chicken versus the cost to be able to get it in a form that can be sold to — whether it’s a consumer or whether it’s a rendering company to make pet food or whatever the case is it’s how well we capitalize on selling every part of that live animal.

Unidentified Company Representative
A question in the front here?

Unidentified Audience Member
Just wanted to get some insights as people in the industry always sell just commodity meat versus people who are more into further processing stuff. And it seems as though people are more vertically integrated in the value-added stuff having done as well. I mean is there structurally something wrong there? I mean can give us some insights into what causes that?

Blair Snyder - Agri Stats — President
You know I think you’re probably asking a question that’s going to be outside what I can’t answer. But I will go back to whether you’re more value-add or whether you’re more commodity, whether you’re a trade-back retail driven company or whether you’re just strictly a feeder plant for someone that does further processing.
There is the ability to perform well in any one of those segments. So I’m not so sure that it’s a structured thing as it is more of how well a company may perform in those areas. Clearly if you look at the small bird arena I don’t think it’s any surprise that the cost of producing that product continues to rise every year because you’re basically processing pieces and not pounds.
So obviously the larger bird in the commodity-driven production, if you will, you have more of an insurance policy against as far as being able to do things at a more efficient and a least cost standpoint. But you also have to keep in mind that there has to be a market for those products as well too.
So how well you manage your customer base no matter what arena you’re in is going to be a driving factor because it’s all about generating the amount of revenue over and above what it takes to process that live animal.

Unidentified Company Representative
Let’s have one more question.

Unidentified Audience Member
Blair, you said that you benchmark the Brazilian companies?

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Blair Snyder - Agri Stats — President
No, no, I did not say Brazilian, no. I showed the list up there. It’s primarily Latin America and Canada right now for international.

Unidentified Audience Member
Can you talk about maybe broadly the international cost production relative to that?

Blair Snyder - Agri Stats — President
You know, that would be something that would be probably outside the realm of what I could talk about right now.

Unidentified Company Representative
Okay thank you, Blair. Appreciate it very much. We’re going to take a 10-minute break and then we’ll get started back.
(BREAK)
P R E S E N T A T I O N

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Since we have some new people join us today we’re going to do our full road show presentation. Some of you have heard this before but most of you have not and I’m going to tell you a little bit about the history of the Company, begin with that.
Sanderson Farms was organized in 1947 as a Purina feed and seed store with my grandfather, my uncle and my father. And they had a very successful business and in the mid ‘50s as a way to sell more feed they built a small hatchery and starting selling chickens to the farmers. And that was a — that worked out fine. They sold the chickens, the farmers came in and bought more chicken feed and that worked fine for 14 or 16 weeks and then the farmers didn’t know what to do with the chickens.
So my family started buying the chickens back from the farmers and selling them to processing plants in Jackson, and Mobil and in New Orleans and that turned out to be a pretty good business and so they got larger and bigger in that and in the mid 1950s they incorporated and got out of the feed and seed store and built a feed mill in Laurel and one in Raleigh and started growing more chickens and selling more chickens.
And late in the 1950s there was a plant built in Hazlehurst, Mississippi and Sanderson Farms then merged in 1961 with Miss Goldy Incorporated and the Company then was fully vertically integrated. In 1965 they built their first plant in Laurel in ‘74. They bought the plant in Hammond in ‘81. We bought the plant in Collins in ‘86. We bought Prepared Foods and in 1987 we went public.
We are today the fourth largest poultry processor in the United States and current processing capacity is 8,125,000 head per week. In Big Bird de-boning we are now processing 4,375,000 head per week and we are processing 3,750,000 head at tray pack. When we get the Kinston plant built we’ll go to five million head a week of tray pack.
And that would indicate that we would need to rebalance and add some more back to Big Bird de-boning. You can see where our plants are located. The Kinston, North Carolina plant is our newest facility under construction to be opened in about January of 2011 and it was — the location was picked, chosen because of a marketing decision to give us access to the northeast corridor.
These are our portfolio of customers on the left are the retail customers. They’re basically in the southeast and southwest concentrated in North Carolina through Texas with customers in Denver, Salt Lake, Phoenix and Southern California. The Prepared Foods and Food Service customers are nationwide.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
Some of our key strengths are some of the things that differentiate us from our competition we have consistently been a low cost producer both in live production and in the plant. We do that with contract payments that are average or above average and wages to our employees, wages and benefits that are average or above average.
We have a — as Blair mentioned, a bit about housing, with all the new complexes we have and with the pay that we have we have a — compared to the industry we probably have the highest percentage of newer housing in the industry. We have a favorable product mix. Lampkin will talk about that in a minute. But when you look at the various product mixes that are available to the industry we’re concentrated in the higher margin tray pack and Big Bird de-boning market segments.
We have a track record of generating strong internal growth. We’ve grown at double-digit growth rate over the last 10 years. And we have a history of delivering above industry average returns and Mike will talk about that shortly.
And we’ve done all that and maintained a very conservative balance sheet. We never challenge our balance sheet. We believe you all know about all the challenges that the industry has faced over the last 10 years. I won’t enumerate all of them but we have faced serious financial challenges and that’s one thing that we’ll never breach. We’ll never put our balance sheet in jeopardy and that has served us well and it has allowed us to grow the Company.
I’m going to talk about this or are you going to talk about this? I apparently I am. I didn’t know I was going to talk about this. This is a new graph. I don’t generally talk about this. I like other people to talk about this. But this shows — I don’t want to ever talk about EBITDA. I don’t EBITDA. We do net and earnings per share but Mike put this in here.
But you can — these are our EBITDA margins for the last 10 years and compared to our public peers who I greatly respect but our margins have consistently out performed our public peers and I’m going to move on quickly by that. I’d rather the analysts say that and are saying it.
What number is that? This is the product mix that I referred to earlier. The small bird is the fast food. The yellow column, tray pack is the green column and red is the Big Bird de-boning and you can look since 2003 you can actually go back to the early ‘90s and these are the relative margins and this goes to a question that was asked earlier. We shifted out of the small bird beginning in the mid ‘90s because of this information and these are average returns that based on information we got out of Agri Stats.
And you can see that January through June the same thing is true and it’s been true since the mid ‘90s at least. I want to show you one more graph and then I’m going to turn it over to Lampkin. This is our growth rate that I mentioned earlier and 2011, 2012, and 2013 is Kinston coming on. And as you can see beginning in 1998 we were double shifting plants, building — we’ve built probably Bryan (inaudible) opened it in ‘97, ‘98 and then in 2005 was Moultrie and 2007 was Waco. And in between we were double shifting plants and converting to Big Bird de-boning and increasing that live weight from 6.5 pounds up to eight pounds all during that period.
And one thing that we’re working hard on — somebody always asks me is there anything that gives me indigestion or is bothering me or whatever. It’s this growth going forward. We’re big enough now that building one plant at a time we’re not generating the growth rate we generated for the last decade.
So that’s something that we need to working on is how to get that growth rate up. But we’re proud that we’ve got the Kinston complex under construction but the executive committee and I are working to get that double-digit growth rate back to where it ought to be. Lampkin?

Lampkin Butts - Sanderson Farms — President and COO
Thank you, Joe, and let me just say it’s been a pleasure to have each of you here last night and today and we thank you for being here today. As I advance these slides let me tell you there are a couple of slides that are going to be in different order in your book than what’s up here. So if you — if I get out sequence with your book just catch up with me.
Joe has already mentioned the Kinston complex and let me just tell you a little bit about that particularly the reasons why we chose Kinston. And I tell you the Kinston complex, Kinston, North Carolina will consist of a hatchery, a feed mill and a processing plant. That complex, the production from that will be, the production from that complex will be dedicated to packing fresh tray pack, chill pack products for retail grocery stores.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
We will produce 1.25 million birds per week once we reach full production, which will be the same capacity as we have at our other tray pack complexes. We are — construction is underway. We are recruiting growers and we’re scheduled to open that plant in January of 2011.
Our budget, the Company’s budget for that project is $120 million. In addition to that the growers that we recruit will invest another $100 million. We selected Kinston, as Joe mentioned, for a marketing reason and actually each of the new complexes as we have built — going back to 1993 in McComb, Mississippi each of those complexes was built to our strategic marketing reason and the location was selected for a marketing reason.
We chose Kinston for access to the market, access to the northeast. From our side in Kinston we’ll have access to almost four million people within 100 miles, 12 million people within 200 miles, 24 million people within 300 miles, 44 million people within 400 miles and with a 500 mile radius 80 million people.
We want access to not only the major markets in North Carolina and Virginia but also Baltimore, Maryland, Washington, DC, Philadelphia, Pittsburgh and even New York City is within a little over 500 miles from where we will be located.
We have — we’ve called on most of the retailers in that market particularly since we opened in South Georgia and many of those retailers were very interested in our products and our program and our company and yet they felt like we were just a little bit too far away located a little too far away from them to provide the service that they required.
So we have learned from that market segment as well as our other complexes the retailers enjoy giving you an order today and have you deliver tomorrow morning bright and early. They really prefer overnight delivery and as we move into North Carolina we’ll be in close enough proximity to make an overnight delivery to those retailers and penetrate that market.
We will — we will not position ourselves in that market against Perdue. The Perdue brand has been advertised on television and promoted heavily in that market for many years. It’s a well-established brand. So we will be positioning ourselves against other brands there. There will be plenty of room for us against the other brands. And also with us in North Carolina other than some Perdue plants there will only be three other chill-pack plants between us and the northeast market.
Let me speak to per capita consumption of chicken for just a minute. The per capita consumption of chicken remains strong relative to the other proteins, beef, pork and chicken. We have seen a dip as you see on this slide and beginning in ‘07 trending to ‘09 in less per capita consumption of chicken.
That’s the first time in our careers that we’ve seen that. There’s been an increase in per capita consumption going back to the late ‘60s and early ‘70s and so this is new and it is tied to the slowdown in the economy that we’re all experiencing.
I’m going to show you some graphs now that will explain some of that decline in per capita consumption and has mainly to do with dining out and consumption of chicken in restaurants. This chart measures guest count trends in casual dining restaurants for different quarters compared to the prior year same quarter going back to the fourth quarter of ‘07.
And this segment of the restaurant industry is taking a hit. You can see that — the concepts measured here include Olive Garden, Red Lobster, Texas Roadhouse, Red Robin, Cheesecake Factory, P.F. Chang’s and Brinker International beginning in the fourth quarter of ‘07 and negative numbers compared to the year before began showing up.
And as you move through ‘08 and into ‘09 they got a little worse. Olive Garden did manage to dodge that bullet through the third quarter of ‘08 when they were flat but their numbers have moved negative in the first and second quarters of ‘09. So this has been — what we saw in ‘08 was we saw fresh chicken sales at retail grocery stores go up by 7% and this segment took a hit as consumers stopped eating out as much and began doing more cooking at home.
This graph is complements of Stephens, is another chart showing casual dining guest traffic trends, and similar numbers just putting all of them together as one and you see that fourth quarter of ‘08 was pretty much bottomed out but still negative numbers for the first two quarters of ‘09.
In the quick service restaurant in the fast food business this segment also dodged the bullet so to speak when the economy began slowing down this segment did not get hit the same as the casual dining restaurants.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
This graph measures same-store sales for McDonalds, Wendy’s, Arby’s, Burger King, Jack in the Box, Steak n Shake, Sonic, Hardees and YUM and other than Steak n Shake, Steak n Shake has a lot of negative numbers in there but for the other concepts the numbers were not too bad through the third quarter of ‘08.
By the fourth quarter of ‘08 Sonic had begun posting some negative numbers. And then by the second quarter of ‘09 in addition Jack in the Box, Hardees and YUM have also posted negative same-store sales numbers.
McDonalds has remained positive and even through their September report, which gets into their third quarter, McDonalds was positive. They did report in their last quarterly report that even though their sales were positive that they were seeing a decline in informal eating out market and that market around the world.
The industry, as you know, made a huge cutback last year and because of this lack of demand and this decline in per capita consumption the industry has kept those production cutbacks in place. The most important number that we look at to measure that is the number of pullet placements.
The September pullet placements report came out at 98%, 2% less pullets than the year before. And if you look at that over a six to nine-month period pullet placements are about 95% or 5% less pullet placements.
Broader egg sets have been down for the year as well, 6% less for the first half of the year now, pretty much running two to 3% less and we like to show you our egg set number in terms of total numbers of egg sets and not just percentage. And that’s what this page, this report shows you egg sets going back to 2004 and shows that number by months. And then over in the — on the very right in that blue rectangle we show you the last six weeks of egg sets which are running 2.5% less than the year before.
And what I would like to point out to you about the egg sets if you’ll look at the average egg sets — but anyway the average egg sets for 2004 for the industry was 208 million, for 2005, 2011 million, 2007 almost 215 million. Each of those years were very profitable years for our industry and 2008 the industry averaged 208 million egg sets and for 2009 we have averaged 200 million egg sets.
So if you compare where we are right now with industry supply to some very profitable years we’re anywhere from eight to 14 or 15 million egg sets less. So I would point out to you that the supply side is in a situation where when demand returns we should be in position to see much better chicken prices.
I cannot predict when that will happen. But with the supply side where it is we should be in good shape to see some much improved chicken prices with the better economy. You’re going to show me how to do it? Oh I see it now, yes, right there. Okay, thank you.
Let me just mention chicken prices to you and I’ll tell you that we would say that the market for chicken prices, the market for chicken and the chicken prices we would call salt. It usually is around Thanksgiving and Christmas, we’re not quite there yet. It’s a little early but chicken prices are soft and weak.
The Georgia Dock quoted down a quarter of a cent a pound yesterday to $0.8225 per pound and that’s pretty much been on a decline since the middle of the summer. We use the Georgia Dock as a weekly quote. We use that pricing mechanism as a basis for formulas for our retail tray pack products. So the prices that we sell those products from our tray pack plants are based off this — the Georgia Dock.
The other markets that we use as a pricing basis include the Urner Barry quotes. These are daily quotes that we use to price boneless breasts, wings, and tenders, and some leg quarters out of our big bird de-boning plants. These markets too, have been on a downward trend except for wings. Wings are the exception and the wing market, as it normally is at this time of year, is very strong.
The wing market is $1.46 a pound. It is very firm and going in between now and Christmas and Super Bowl, we would expect good things from the wing market. The boneless breast market is $1.20 a pound. Breast tenders $1.27 a pound and Urner Barry leg quarter market is $0.34 a pound.
I’ll mention exports briefly and tell you that this report compares January through August of this year to January and August of last year. For that period of time, exports for the year are down 2.2%, primarily due to less volume going into Russia.
China is off a little bit at 3.2%, Russia is off 20.5%, Mexico is up by almost 34%, Cuba 3.4% up and Hong Kong is up 23.3% — we went through the first half of the year with a production cuts that were in place in the industry, export volume was still up. But after we got about half way through the year we’ve seen that taper off and now the month of August, of pure volume, was off by 9% compared to a year ago.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
We have priced all of our product for export for October. As price we are still working on prices for November for our export dark meat. It does look like those prices will be down $0.02 to $0.04 a pound in the different markets depending on which country we’re going to.
And the next slide has to do with grain but we’ve covered this pretty thoroughly so I’m going to ask Mike Cockrell to come forward and wrap this up for us.

Mike Cockrell - Sanderson Farms — Treasurer and CFO
Thank you Lampkin.
My presentation will be noted to be the shortest of the day because I’m going to run through just a little bit of historical information and I don’t want to insult you because I know you all have access to that.
But before I do, just really quickly, Louis Fishman and Maureen Gershanik and [Henry Chaterman] are here, they’re our Lawyers. Henry and Maureen are from New Orleans and we usually consider them our hosts when we’re down here. But they would scold me if I didn’t refer you and those listed on the Internet back to page two of our presentation.
On page two of our presentation is a warning that this presentation has and will contain forward-looking statements and we make no assurance that anything we’ve said will actually come true or not come true. So with that said, moving on to the historical information in your material.
This slideshow is our sales and our growth in sales since 2003 and the last 12 months on these slides actually is the last 12 months ended our last fiscal quarter which was the end of July 2009.
I will note a couple of things about this slide. One, and I know Joe doesn’t like to talk about cash flow and I’m sorry that slide worked this way into his presentation, but one thing about cash flow is that it is important, and we have a couple of our commercial bankers here. The higher our cash flow, the less nice I have to be to them because I can pay them back.
And those of you that listened to our third quarter call know we owed them a little over $70 million on our revolving credit. Our cash flow this year has actually been greater than in 2007, or at the end of the year it’s going to be. If we meet what our expectations are and with cash flow greater than 2007, but with margins that are less, and that is strictly a function of that growth that Joe described.
We made more money in our third fiscal quarter than we’ve ever made in a quarter, but that was on margins that were not close to what our margins were in 2007 and 2004. And it shows the beauty of volume and our growth that we have been able to continue to pay the banks back because of this cash flow that is shown over here.
We mentioned on our call in August that we had used $30 million that was on our balance sheet at the end of our third fiscal quarter to pay the banks back about half of what we owned them. You might conclude that given the industry as a whole has remained profitable, we have. That we have been able to click that on down and there had been a few days this quarter when I haven’t even had to be nice to Carl and his bank group because I owe him so little.
These show the results. I mentioned the third quarter of 2009, we made over $2.00 a share, $43 million and as I mentioned, that was our most profitable quarter in the history of the Company even though we have earned much higher margins then we’ve earned 2009. That’s all a function of volume.
We had Waco go on-line of course during the third quarter. Waco performed very well, but the volume allowed us to do that. We do have a — I’m sure the analysts in the room, have all done this many, many times and try to track our share price versus our profitability. That’s what this slide does.
Unfortunately in our industry net margins and earnings per share fluctuate substantially and it’s kind of hard to correlate our share price. But it does roughly track the cycles as you can see here.
We are not making a whole lot of news today and I certainly don’t want to, but we will tell you for the first time kind of what our 2010 capital budget is going to look like. This shouldn’t surprise anyone.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
The 2010 capital budget will include right at $107 million for Kinston, our normal basic capital budget at $28.9 million. We’ve been telling analysts and shareholders to model between $25 million and $30 million for our maintenance budget. This is on the high end of that but that is because last year was on the low end of that.
Obviously, we asked our managers during the fiscal year that we are currently in to tighten their budget very carefully because of the environment that we were in this time of year ago. When they came into our office to talk about capital budgets in August, they came in with a lot of ideas and good projects that we had put on hold last year that we are going to spend some money on this year. So our actual maintenance budget is going to be up a little more than what I would consider average.
But as our plants grown and as we get more volume and more plants in particularly as some of the — the plant in Moultrie gets over three years old and some of that equipment begins to be replaced that maintenance budget is going to start trending up around $30 million anyway.
This is in here solely for the analysts because I bet we get this question every call. In fact I’ve had a couple of shareholders call me this week to talk about this number and that’s the difference between these panels sold and panels processed. I’m not going to even talk about this slide other than to tell the analysts it’s in here.
Our inventory at the end of the last fiscal year, forth quarter of ‘08, that inventory growth, we had a lot frozen inventory on the books and as a result of that the pounds sold was less than what everybody anticipated because of that — those lake waters we’re hearing you all, as a waiting shipment into the export market.
Over time, that balances out. But you all have asked about that so we put that slide in there just you’ll have it. As I mentioned, mine is the shortest presentation. I should get an award for that Joe and I know they want to ask questions anyway so you all please be very free and liberal with questions and Joe and I are going to try and answer them.
And Tera — we’re all on the Internet. Tera’s got some microphones so that she can please answer your question into that so that the people listening on the web will know what you asked.
Q U E S T I O N  A N D  A N S W E R

Unidentified Company Representative
Farha?

Unidentified Audience Member
Okay. Joe, you mentioned that you wanted to rebalance your product mix after Kinston back into big bird. You also mentioned that your need for double-digit growth. Are you signaling another plant that you’re considering?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Well, this is not a signal. We want to continue our growth and the next logical plant to build would be a big bird de-boning plant; one because the margins are higher and two because we will have more birds in retail. So we already know that the next plant will be a big bird de-boning plant. We have made no decision about doing that. That will be determined by our balance sheet and our outlook about the marketplace at some point.
But yes we are definitely want to continue our growth.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Unidentified Audience Member
And do you believe that you would be able to do two plants at once in terms of operationally, balance sheet aside would you be able to do that as a management team?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Build two plants at once. I believe we could build two pretty close to it — yes I do.

Unidentified Audience Member
Okay. Thank you.

Unidentified Audience Member
Joe, could you — you know I asked this question before that maybe — if there is going to be more volatility in grains going forward maybe you could answer, do you think that’s going to happen and if so, you know, you should — so that’s more uncertainty in your business. Then you should be demanding, I guess, a higher you know, return from your customers. I mean, how do you think that’s going to translate though the industry; I mean — I’m just trying to get your view on that?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
I don’t think our input cost have anything to do with the price of chicken. Ultimately, that cost will be translated into the price of chicken, but near-term cost and volatility has nothing to do with the price of chicken. The price of chicken is going to be determined by the supply and demand for chicken.
You know, but what’s happening with corn right know is, you know — not going to have anything to do — we get from our customers what the market is for chicken and that’s all we can get and we can’t get more. We just get what the market is.
And our customers are competing against other people and we have to be sure that our customers are competitive against everybody else. So we can’t get more than the market — that’s what we need to do.

Unidentified Audience Member
And just one follow up on growth. Can you talk a little bit about M&A — I mean you went though sort of a trough in the cycle — I mean of the shelf out there but you clearly have a bias for organic growth but can you just talk about MNA a little bit.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
The bias is — we have bought complexes in the past. And we don’t — the only bias we have is that we want to have something that has a marketing reason to be there. We don’t want something just because it’s volume. And we want something that is environmentally sound, that is in a good labor market, that is in a community that wants us to be there, that has plenty of space — is employee friendly.
That is a good place to bring a customer too. And advantage of a new complex is all new housing — you know we are familiar with all the complexes that are out there and there are some very fine operators out there that are good, good operators that we chase every month in agri-sales, but most of those are probably not for sale.
But, you know — every place we’ve gone, south Georgia, have access to Florida and Georgia and North Carolina, and North Carolina have access to the northeast and Texas to have access to Texas in the west coast were all marketed — there was a marketing reason for that.
And we got to pick a place that had water, growers and safe environments. Environmentally — no environmental problems and those were our reasons for that and — you know, I know all the other things that are out there and new all the things that were for sale and we didn’t see any that matched — that was good as Kinston, North Carolina.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
And so, I’m not saying we won’t and wouldn’t, but — well a lot the plants that are out there have been out there since 1950 and 1965, and a lot of them have towns that have grown up around them and a lot of them are environmentally challenged and they’re just — you’ve been — have you been to one of our new plants?
And, well some of you have, and to take the customer into Waco or to Collins, it’s been rebuilt. Or to Moultrie or to College Station — it’s a different experience and to go to a place where they want you to be and where there is a labor force ready — legal — you know, employees and it’s environmentally safe and will be for the next 50 years is just a tremendous advantage we think.
And so, not saying it wouldn’t ever happen but it’s hard to find one of these older complexes that would meet all of that criteria.

Mike Cockrell - Sanderson Farms — Treasurer and CFO
Yes, I just, given your desire, obviously your building Kinston, your desire to accelerate the organic growth rates going forward, I mean, I assume that means you know, an additional plan as we talked about. Plus, combined with the, I guess the uncertain commodity outlook for —.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Yes.

Mike Cockrell - Sanderson Farms — Treasurer and CFO
Are you surprised — how are you guys thinking about capital allocation right now. I guess in the context of the stock buy-back you guys announced last week. It seems like you have lots of internal places to put capital right now. I’m just surprised you’re doing a buy-back just given the current environment right now — just understand a little bit the rationale behind that.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Well, the buy-back was mainly to kind of keep us at $20 million shares outstanding. We’re not going to buy back $2 million shares, we’re going to buy back just — of course was the price of the stock is — looks like a decent place for us to may buy back some stock. But we want to keep it around $20 million shares.
As Mike mentioned, we had most of the revolver available. We are optimistic about 2010 and you know, buying that amount of stock — looks like $18 million there about — $18 million, $19 million. And we’ve got $135 committed for a capital budget, it looked like a reasonable thing to do and we looked like an anti-diluted, reasonable thing for us to do — look like something that we shouldn’t do, so that’s why we did that.

Unidentified Audience Member
Yes, you mentioned that Kinston was focusing in the right-east corridor. Is that a geography right now that you feel is on the — a target area that you would like to be more involved in?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
The north-east?

Unidentified Audience Member
No, I’m saying would maybe the next build out, is the geography you feel is underserved, by the market right now, that you would like to get into and be more aggressive in.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Underserved? It is underserved by us.

Unidentified Audience Member
Oh, another one.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Oh, we don’t know that yet. We don’t know that yet. There are plenty of opportunities for us we think though.
The one in the back, yes.

Unidentified Audience Member
How are you?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Good.

Unidentified Audience Member
Two questions. One is, have you seen more players get into the big bird business? And are you able to protect your share in margin in that business?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
I don’t think we’ve seen — have we seen any new players in big bird this year Bob?

Unidentified Audience Member
We hope there’s becoming new players.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
No, I don’t think we’ve seen much movement. You know, the gain in weight — I don’t know if you all know this, but the weight gain that we saw this year was not in big bird, it was in the Tray Pack region. Somebody in Agri-Stats was going around we think.
As is their job and we’ve had the biggest bird in the Tray Pack region for several years and it’s been a distinct cost advantage to us. And I guess Bob, as much as a half a pound or 40 to 50 points weight advantage. But this year, and there are three other major players; Perdue and Tyson, Pilgrim and probably Foster and then there’s Fieldale.
With the weight gain in Agri-Stats showed up in Tray Pack this year. They moved within 20 points now ahead of us Bob.

Unidentified Audience Member
Yes.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
But the weight gain was not in big bird or low bird it was in Tray Packs.

Unidentified Audience Member
Do you think any of the other larger players are moving from Tray Pack or small bird and reconfiguring their facilities?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Well, I think Tyson has said that, Tyson is going to — didn’t Tyson say they were going do some — I don’t think — they may be moving from a six pound to a eight pound in a couple of places and doing some stuff, they are going to something at [Causage] we think and maybe something in Arkansas plant there — I’m sure the analysts — ask them a time or two why they hadn’t done it and so we think Tyson is going to do some. I think they did some last year hadn’t they? Didn’t they?
They got into it a little bit last year and I think they’re going to do a little bit more this year.

Unidentified Audience Member
So you don’t think there’s any structural reduction in your margins going long term. You still are comfortable without the large bird can still maintain their premium margin to the other categories.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
For the time being I do, yes I do and within the — the other thing is, within the big bird category, there are really good operators and there are poor operators and, you know, as long as you stay in the top 25% you’re going to be okay. So if we stay in the top 25% we are going to be fine, top third. We are going to be fine. I don’t think you’re going to see a big move. You know, you get into the big bird — just because you get into big bird is not automatic that you’re going to do well in big bird. You can screw up big bird too.

Unidentified Audience Member
Thanks.

Unidentified Audience Member
Yes. Just in terms of the recovery here, it seems like a lot of the expectation at this point is that the improvement in the margins is going to come from improved demand on the food service side of the business but where we see the most weakness it has shifted over to retail and yet you’re new plant is going to be Tray Pack. Coming online, you know, about the time that food service takes off. Maybe, you know, obviously this decision was made a while ago, but is that going to be an imbalance that might need to be addressed?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Well, you know, I don’t know anything about the — I am suspicious the recovery is going to be slow. I don’t know anything about that but I am suspicious the recovery is going be slow and we think — you know if the recovery does come, retail is going to get better too. I mean, the prices will get better. Georgia Dock will be stronger and we will do fine with retail.
But, you know — my understanding is there are 17 million people either out of work or doing part-time work, or under-employed. And there are a million people coming into the workforce and over the next five years or ten years — five years I guess, they’ve got to create 20 million jobs and I think it’s going to be gradual getting the demand back for food service.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day
I do believe though, I’ve heard a lot of people say there is a new normal that will never like it was before. That I do not believe. I do believe that if they get their jobs back they are going to go out to eat again.
I do not believe people are going to start cooking at home permanently again. I believe Christine, Robin, Yale, Tera they’re going to go out to eat and I don’t know when that’s going to happen but I believe that’s going to happen and then the other thing is I think we’ll have time to get that big bird de-boning plant built by the time that happens.

Unidentified Audience Member
One other quick question just on exports because you touched on a little bit that there is a number of issues here, your coming up end of the year. Can you give us an update on where this fans, specifically the chlorine issue with Russia.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
We’d be glad to give you an update and I’ll start with the disclaimer that we never now about exports. I mean, I’ll give you the last report that we’ve gotten and tell you that it could change before the sun goes down today.
But primarily there has been some concerns and issues with China and Russia and I’ll tell you that as far as Russia goes, nothing is official, nothing is final but we have reports from our customers in Russia, from our contacts in Russia. We stay in touch with the National Chicken Council, the US Poultry and Egg Export Council and the reports are that things are progressing with Russia to keep the market open. The quota has got to be established and we think it’s going to be lower, but we don’t know that for sure.
It’s not final but we believe the quota this year is 750,000 metric tons, last year was 841,000 metric tons. We believe it’s going to be lower in 2010. The best guess is 600,000, 630,000, maybe 650,000 at the best and that’s what we’re hearing about the quota.
We believe the chlorine thing will be resolved. We do know that there was a meeting recently with someone from the US Trade Reps office and the chief negotiator for Russia and it was a good meeting and again nothing was signed off on but that was the tone and the direction with the Russian market.
And China the threat has been bad, there has been interruption. That they would stop buying from USA or if not stop buying, in pose a tariff of possibly $0.17 a pound any product coming into that country.
To date none of that has happened, we have not missed a shipment into China. Everything has been shipping just like it was before this issue surfaced. The prices have remained stable and good. Good prices for, particular chicken paws.
But it is again, they have not taken that off the table. There could still be interruptions. Next week, there is a group from Washington, from the Trade Reps office, that will be in China on a visit. In the middle of November, President Obama is going to be in China. It’s the practice and custom in China not to do anything drastic that would be considered negative pride to that visit.
So we really don’t think anything is going to happen between now and the President’s visit over there and I believe that China and Russia both need the products. They both need the product, which works in our favor.
But in China, they’ve gotten — because of the new farm bill, now USDA can evaluate their request to ship fully cooked canned chicken to the United States.
So I think they are going to keep this threat out there, this tariff or interruption and see how USDA responds to their efforts to get fully cooked canned into the United States.
So for the time being we are okay.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Unidentified Audience Member
Just a follow up. You talked a little bit about this, you know, potential of having another big bird de-boning plant and you know, I’m thinking about all the things you said about grain et cetera, maybe you’re going to have more clarity early next year.
Is that, I mean, in terms of timing et cetera, how should we think of — because you’re balance sheet looks good right now. There is a lot of uncertainty which may be cleared out by January at least on the cost side. January or February, but when do you think, you know, you’ll be in a position to make that type of decision?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Well, we need to be further along at Kinston first. We need to be satisfied that we have all of our growers signed up. The management is in place. We need to be — you know the balance sheet is our trigger for any plant and we’ve got Kinston well under way that we’re having — we’ve got to see far enough about the balance sheet after we’ve paid for Kinston before we pull the trigger on a big bird plant and know where were going to have it and all of that. So we’re a ways away from making that decision.
But — I mean I can’t imagine that would be anything other than a big bird plant but we’re a ways away from pulling that trigger.

Unidentified Audience Member
Just a word of clarity first. You, service performance in not becoming anymore inquisitive than they have been historically?
Is there a greater likelihood that you’re going to make an acquisition? Or less likely?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Buy more grain? Oh no, no. No.

Unidentified Audience Member
No, you’re not going to be more inquisitive?

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
I mean not more so than we have been in the past.

Unidentified Audience Member
Okay. Just part of the point that you said is that you know we want to grow.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
We wouldn’t rule it out but we’re not going to — I wouldn’t think our — like I said we are familiar with everything that’s out there and I don’t know of anything today that is for sale that would prompt us to do anything.

Unidentified Audience Member
And then the second question is in terms of pricing structure going forward in 2010 and beyond, there was a lot of talk for a while that contracts were moving to a more near-term 90-days and less. Is that really occurring or is it really still staying at the annual contracting period that we’ve been more accustomed too years before.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Most of the product we sell in that arena, which I consider that the casual diner segment. That further processed partially cooked product. Most of that is still an annual contract. I will say that after we saw $8.00 corn last year, we did see some companies move to some earn a very base pricing. We saw some of that that we hadn’t seen before.
I just think it’s — I think it’s a small part of that whole segment.
Any other questions?
Then with that, we will thank all of you for joining us. We can’t tell you how much we appreciate your attendance and being with us last night and again today. New Orleans is one of our favorite places. It’s where we held our closing dinners for the natural agreements and it was our first market from Laurel, Mississippi and Hazlehurst and New Orleans, this was the first market we had and we consider this our home and we appreciate your coming to be with us in our home.
I wish all of you safe travels and we’re going to have lunch, boxed lunches. Where are they going to eat them?

Unidentified Audience Member
For those of you who joined us for breakfast there is some seating, I know we kind of did a pole and so many of you just wanted to leave and get to the airport so we just got boxed lunches, you can take them and go. Or, you can sit down and have them here.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
In here?

Unidentified Audience Member
You can come in here. We’d be remised if we didn’t thank corporate communications and Drew —.

Joe Sanderson - Sanderson Farms Inc. — Chairman and Chief Executive Officer
Absolutely, Drew, thank you very much. Tim and, Blair, thank you all for being here and wish all of you safe travels. Thank you very much.

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Final Transcript
Oct 29, 2009 / 01:00PM GMT, SAFM — Sanderson Farms Investor Day

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